Exhibit 10.10

LICENSE AND RESEARCH AGREEMENT

BY AND BETWEEN

CALITHERA BIOSCIENCES INC.

AND

HIGH POINT PHARMACEUTICALS, LLC
TRANSTECH PHARMA LLC

DATED AS OF MARCH 5, 2015

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

Page

Article I Definitions	1
1.1 “Acceptable Human Exposure”	1
1.2 “Act”	1
1.3 “Affiliate”	2
1.4 “Bankruptcy Code”	2
1.5 “Business Day”	2
1.6 “Calendar Quarter”	2
1.7 “Calendar Year”	2
1.8 “Calithera-Derived Molecule”	2
1.9 “Calithera Intellectual Property”	2
1.10 “Calithera Know-How”	2
1.11 “Calithera Patent Rights”	2
1.12 “Clinical Candidate”	2
1.13 “Combination Product”	3
1.14 “Commercialization” or “Commercialize”	3
1.15 “Commercially Reasonable Efforts”	3
1.16 “Control” or “Controlled”	3
1.17 “Cover”, “Covering” or “Covered”	3
1.18 “Covered Period”	3
1.19 “Development” or “Develop”	4
1.20 “Development Plan”	4
1.21 “Development Term”	4
1.22 “EMA”	4
1.23 “EU”	4
1.24 “FDA”	4
1.25 “Field”	4
1.26 “First Commercial Sale”	4
1.27 “FTE”	4
1.28 “FTE Rate”	4
1.29 “GAAP”	5
1.30 “Generic Competition”	5

1.31 “Generic Product”	5
1.32 “Governmental Authority”	5
1.33 “Hexokinase Inhibitor”	5
1.34 “High Point Intellectual Property”	5
1.35 “High Point Know-How”	5
1.36 “High Point Molecule”	5
1.37 “High Point Patent Rights”	5
1.38 “HPP399”	6
1.39 “IND”	6
1.40 “IND Enabling GLP Toxicology Study”	6
1.41 “Indication”	6
1.42 “Initiation”	6
1.43 “Know-How”	6
1.44 “Law” or “Laws”	6
1.45 “Legal Exclusivity”	6
1.46 “Licensed Product”	7
1.47 “Losses”	7
1.48 “Major EU Country”	7
1.49 “Major Markets”	7
1.50 “Manufacture” or “Manufacturing”	7
1.51 “Marketing Authorization”	7
1.52 “MHLW”	7
1.53 “NDA”	7
1.54 “Net Sales”	8
1.55 “Objective Response”	9
1.56 “Party”	10
1.57 “Patent Rights”	10
1.58 “Person”	10
1.59 “Phase I Clinical Trial”	10
1.60 “Phase II Clinical Trial”	10
1.61 “Phase III Clinical Trial”	10
1.62 “Program Molecule”	10
1.63 “Program Patent Rights”	10
1.64 “Regulatory Approval”	11

ii

1.65 “Regulatory Authority”	11
1.66 “Research Plan”	11
1.67 “Research Program”	11
1.68 “Research Program Term”	11
1.69 “ROW”	11
1.70 “Small Molecule”	11
1.71 “Sublicensee”	11
1.72 “Territory”	11
1.73 “Third Party”	11
1.74 “Valid Claim”	12
1.75 Additional Definitions	12
Article II GRANTS OF RIGHTS	13
2.1 High Point Grants of Rights	13
2.2 Calithera Grants of Rights	14
2.3 Rights Retained by the Parties	14
2.4 Section 365(n) of the Bankruptcy Code	14
2.5 Exclusivity	14
Article III RESEARCH	15
3.1 General	15
3.2 High Point FTE Commitments	15
3.3 Research Program Coordinators	15
3.4 Calithera Contributions	16
3.5 High Point Assistance	16
Article IV DEVELOPMENT	16
4.1 General	16
4.2 Development Forum	16
4.3 Exchange of Information Regarding Development	17
Article V COMMERCIALIZATION	17
5.1 General	17
5.2 Commercialization Plans	18
Article VI DILIGENCE	18
6.1 Commercially Reasonable Efforts	18
6.2 Specific Efforts with Respect to Program Molecules and Licensed Products	18
6.3 Failure to Meet Diligence Obligations	18

iii

Article VII FINANCIAL PROVISIONS	19
7.1 Initial License Payment	19
7.2 Research Program	19
7.3 Development, Manufacturing and Commercialization Costs	19
7.4 Event Milestone Payments	20
7.5 Sales Milestone Payments	21
7.6 Licensed Product Royalties	22
7.7 Reports; Payments	23
7.8 Books and Records; Audit Rights	23
7.9 Taxes	24
7.10 Payment Method and Currency Conversion	24
7.11 Blocked Payments	24
7.12 Late Payments	24
Article VIII INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS	25
8.1 Ownership of Inventions	25
8.2 Prosecution and Maintenance of Patent Rights	26
8.3 Third Party Infringement	28
8.4 Patent Invalidity Claim	29
8.5 Patent Term Extensions	29
8.6 Patent Marking	30
8.7 Interpretation of Patent Judgments	30
8.8 Certification under Drug Price Competition and Patent Restoration Act	30
8.9 Consents as to Joint Inventions and Joint Patents	31
Article IX CONFIDENTIAL INFORMATION	31
9.1 Treatment of Confidential Information	31
9.2 Confidential Information	32
9.3 Publication Rights	32
9.4 Restrictions on Material Non-Public Information	33
Article X REPRESENTATIONS, WARRANTIES AND COVENANTS	33
10.1 High Point’s Representations	33
10.2 Calithera’s Representations	35
10.3 Mutual Covenant	36
10.4 No Warranty	36

iv

Article XI INDEMNIFICATION	36
11.1 Indemnification in Favor of High Point	36
11.2 Indemnification in Favor of Calithera	37
11.3 General Indemnification Procedures	37
Article XII TERM AND TERMINATION	39
12.1 Term	39
12.2 Termination for Convenience	39
12.3 Termination for Breach	39
12.4 Termination for Insolvency	39
12.5 Consequences of Certain Terminations by the Parties	40
12.6 Payment of Balance of Quarterly Research Fees	44
12.7 Unblock License	44
12.8 Effect of Termination and Expiration; Accrued Rights and Obligations	45
12.9 Survival	45
Article XIII MISCELLANEOUS	45
13.1 Governing Law	45
13.2 Jurisdiction	45
13.3 Waiver	46
13.4 Notices	46
13.5 Entire Agreement	47
13.6 Headings	47
13.7 Severability	47
13.8 Registration and Filing of the Agreement	47
13.9 Assignment	48
13.10 Counterparts	48
13.11 Force Majeure	48
13.12 Press Releases and Other Disclosures	48
13.13 Third Party Beneficiaries	49
13.14 Relationship of the Parties	49
13.15 Performance by Affiliates	49
13.16 Construction	50
13.17 No Consequential or Punitive Damages	50

v

LICENSE AND RESEARCH AGREEMENT

THIS LICENSE AND RESEARCH AGREEMENT is entered into this 5th day of March, 2015 (the “Effective Date”) by and between Calithera Bioscience Inc., a corporation organized under the laws of the State of Delaware, having a business address at 343 Oyster Point Blvd #200, South San Francisco, CA 94080 (“Calithera”), on the one hand, and High Point Pharmaceuticals, LLC, a company organized under the laws of the State of Delaware, having a business address at 4170 Mendenhall Oaks Parkway, High Point, NC 27265 (“HPP”) and TransTech Pharma LLC, a company organized under the laws of the State of Delaware, having a business address at 4170 Mendenhall Oaks Parkway, High Point, NC 27265 (“TransTech” and collectively with HPP, “High Point”), on the other hand.

WHEREAS, High Point has developed or obtained rights to High Point Patent Rights (as hereinafter defined) and High Point Know-How (as hereinafter defined);

WHEREAS, High Point has developed certain Hexokinase Inhibitors (as hereinafter defined), and Calithera wishes to fund a research program that will include the development of additional Hexokinase Inhibitors by High Point; and

WHEREAS, Calithera desires to obtain an exclusive license under the High Point Patent Rights and the High Point Know-How to make and use such Hexokinase Inhibitors, and to develop and commercialize Licensed Products (as hereinafter defined), under the terms and conditions set forth herein, and High Point desires to grant such a license.

NOW, THEREFORE, the Parties agree as follows:

Article I

Definitions

The following terms, whether used in the singular or plural, shall have the following meanings:

1.1              “Acceptable Human Exposure”. Acceptable Human Exposure means the demonstration of all of the following in a clinical trial of a Licensed Product: (a) [***]; (b) [***]; and (c) [***].

1.2              “Act”. Act means both the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated under the foregoing.

1.3              “Affiliate”. Affiliate means any Person directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities or other comparable equity interests of such Person.

1.4              “Bankruptcy Code”. Bankruptcy Code means Title 11 of the United States Code, as amended from time to time.

1.5              “Business Day”. Business Day means a day that is not a Saturday, Sunday or a day on which banking institutions in New York City, New York are authorized or required by Law to remain closed.

1.6              “Calendar Quarter”. Calendar Quarter means each of the periods ending on March 31, June 30, September 30 and December 31 of any year.

1.7              “Calendar Year”. Calendar Year means each calendar year during the Term.

1.8              “Calithera-Derived Molecule”. Calithera-Derived Molecule means any Hexokinase Inhibitor that is (a) [***] or [***], (b) [***] or [***] or [***], or (c) [***] or [***]. Notwithstanding the foregoing, Calithera-Derived Molecule [***] either [***] or [***].

1.9              “Calithera Intellectual Property”. Calithera Intellectual Property means the Calithera Know-How and the Calithera Patent Rights.

1.10          “Calithera Know-How”. Calithera Know-How means all Know-How that is Controlled by Calithera as of the Effective Date or thereafter during the Term and that is necessary or reasonably needed to research, Develop or Manufacture any Program Molecule or any Licensed Product.

1.11          “Calithera Patent Rights”. Calithera Patent Rights means (a) all Patent Rights that are Controlled by Calithera as of the Effective Date or thereafter during the Term and that is necessary or reasonably needed to research, Develop or Manufacture any Program Molecule or any Licensed Product and (b) Program Patent Rights.

1.12          “Clinical Candidate”. Clinical Candidate means a Program Molecule that:

(a)           is shown to have the following profile:

(i)                 [***]; or

(b)           is selected by Calithera as, or otherwise is, the subject of [***].

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1.13          “Combination Product”. Combination Product means (a) any pharmaceutical product that is a single formulation consisting of a Program Molecule and one or more other active compounds or active ingredients, which other active compounds or active ingredients are not another Program Molecule, are not Covered by a High Point Patent Right or Program Patent Right, and do not embody any High Point Know-How, in all such cases prior to such other active compound or active ingredient (“Other API”) being combined with such Program Molecule or (b) any combination of a Program Molecule sold together with any separately formulated Other API for a single invoiced price.

1.14          “Commercialization” or “Commercialize”. Commercialization or Commercialize means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing or selling a product. For purposes of clarity, Commercialization shall not include any activities related to Manufacturing.

1.15          “Commercially Reasonable Efforts”. Commercially Reasonable Efforts means, with respect to a Program Molecule or Licensed Product, the carrying out of obligations under this Agreement with those efforts and resources that a biotechnology company of similar size and resources to Calithera would use were it Developing or Commercializing its own pharmaceutical products that are of similar stage of Development or Commercialization or market potential as the Licensed Product, taking into account product profile, product labeling or anticipated labeling, present and future market potential, strength and duration of patent protection and anticipated exclusivity, past performance of Licensed Products, financial return, safety, efficacy and other medical and clinical considerations, present and future regulatory environment and competitive market conditions, launching strategy and other relevant scientific, technical, legal, operational and commercial factors, all as measured by the facts and circumstances at the time such efforts are due.

1.16          “Control” or “Controlled”. Control or Controlled means, with respect to any intellectual property right or other intangible or tangible property, the possession (whether by ownership or license (other than pursuant to this Agreement)) by a Party of the ability to grant to the other Party a license or sublicense or access as provided herein without violating the terms of any agreement with any other Person.

1.17          “Cover”, “Covering” or “Covered”. Cover, Covering or Covered means, with respect to a product, technology, process or method that, in the absence of ownership of or a license granted under a Valid Claim, the manufacture, use, offer for sale, sale or importation of such product or the practice of such technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.18          “Covered Period”. Covered Period means the period commencing on the Effective Date and ending on [***].

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1.19          “Development” or “Develop”. Development or Develop means pre-clinical and clinical research and drug development activities, including toxicology and other pre-clinical development efforts, stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical pharmacology, clinical studies (including pre- and post-approval studies and investigator sponsored clinical studies), regulatory affairs, and Regulatory Approval and clinical study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals). For purposes of clarity, “Development” and “Develop” excludes basic research, screening and discovery activities, including molecular biology, biochemistry and pre-clinical pharmacology, directed to the identification of new compounds or molecules.

1.20          “Development Plan”. Development Plan means the plan for the clinical Development of Licensed Products in the Field in the Territory as it may be modified from time to time, from which Calithera may redact proprietary information as well as information that is not relevant to Licensed Products.

1.21          “Development Term”. Development Term means, with respect to a Program Molecule, the period commencing on the Effective Date and ending as of the date of the First Commercial Sale of a Licensed Product containing such Program Molecule to occur for any Indication in any Major Market.

1.22          “EMA”. EMA means The European Medicines Agency and any successor agency thereto.

1.23          “EU”. EU means the European Union, as it may be redefined from time to time.

1.24          “FDA”. FDA means the United States Food and Drug Administration and any successor agency thereto.

1.25          “Field”. Field means any therapeutic, prophylactic, preventative or diagnostic use.

1.26          “First Commercial Sale”. First Commercial Sale means, with respect to a Licensed Product in a country, the earlier of the issuance of the first invoice or the receipt of the first payment for a shipment of a Licensed Product in commercial quantities for commercial sale by Calithera, its Affiliates or its Sublicensees to a Third Party after receipt of the first Regulatory Approval for such Licensed Product in such country.

1.27          “FTE”. FTE means a full-time equivalent person year (consisting of a total of [***] hours per year) of scientific, technical or managerial (but not administrative) research work. An individual who works more than [***] hours in a year will be treated as one FTE regardless of the number of hours worked.

1.28          “FTE Rate”. FTE Rate means $275,000 per FTE.

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1.29          “GAAP”. GAAP means accounting principles generally accepted in the United States of America, as in effect from time to time.

1.30          “Generic Competition”. Generic Competition exists, with respect to a Licensed Product in any country in the Territory in a given Calendar Quarter, if, during such Calendar Quarter, one or more Generic Products are commercially available in such country.

1.31          “Generic Product”. Generic Product means, with respect to a given Licensed Product, any pharmaceutical product sold by a Third Party, not authorized by Calithera, its Affiliates or Sublicensees, that (a) contains as an active pharmaceutical ingredient a Program Molecule included in such Licensed Product or a prodrug, metabolite, salt, ester, hydrate, solvate, polymorph, stereoisomer, enantiomer, free acid form, crystal form, free base form, or racemate of such Program Molecule, and (b) is either (i) approved for sale in reliance on, in whole or in part, the prior approval of such Licensed Product as determined by the applicable Regulatory Authority, or (ii) is otherwise substitutable for such Licensed Product under applicable Laws by a pharmacist without the intervention of the prescribing physician.

1.32          “Governmental Authority”. Governmental Authority means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.33          “Hexokinase Inhibitor”. Hexokinase Inhibitor means any Small Molecule having the following characteristic: [***] assay described in Schedule 1.33.

1.34          “High Point Intellectual Property”. High Point Intellectual Property means the High Point Know-How and the High Point Patent Rights and all of High Point’s rights in the Joint Inventions and Joint Patents.

1.35          “High Point Know-How”. High Point Know-How means any Know-How that is Controlled by High Point as of the Effective Date or thereafter during the Term and that is necessary or reasonably needed to Develop, make, have made, use, sell, offer for sale or import Program Molecules or Licensed Products.

1.36          “High Point Molecule”. High Point Molecule means (a) any Hexokinase Inhibitor that is (i) Controlled by High Point as of the Effective Date, (ii) disclosed or claimed in the High Point Patent Rights, or (iii) invented solely by or on behalf of High Point in the conduct of the Research Program or (b) any other Small Molecule disclosed or claimed in the High Point Patent Rights existing as of the Effective Date. For clarity, HPP399 is a High Point Molecule.

1.37          “High Point Patent Rights”. High Point Patent Rights means (a) all Patent Rights that are Controlled by High Point as of the Effective Date or thereafter during the Term that are necessary or reasonably needed to Develop, make, have made, use, sell, offer for sale or import Program Molecules or Licensed Products and (b) High Point’s interest in the Joint Patents. The High Point Patent Rights existing as of the Effective Date are set forth on Schedule 1.37.

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1.38          “HPP399”. HPP399 means the molecule identified by High Point using High Point’s internal reference number 00309399, the structure of which High Point has disclosed to Calithera as of the Effective Date. For purposes of clarity, HPP399 shall be deemed to be a Hexokinase Inhibitor.

1.39          “IND”. IND means an investigational new drug application filed with the FDA with respect to a Licensed Product, or equivalent application filed with the Regulatory Authority of a country in the Territory other than the United States.

1.40          “IND Enabling GLP Toxicology Study”. IND Enabling GLP Toxicology Study means a toxicology (acute or sub-chronic), genotoxicity, or safety pharmacology study that meets the requirements set forth in 21 C.F.R. Part 58 or comparable regulations in countries outside the United States pertaining to good laboratory practice for use or intended for use in an IND, but excluding any toxicology study performed in the course of evaluating compounds prior to the selection of a Clinical Candidate.

1.41          “Indication”. Indication means the description of use of a Licensed Product in the treatment, prevention or diagnosis of a recognized disease or condition as provided for in the Code of Federal Regulations (CFR) labeling requirements in 21 CFR Part 201 – Labeling. For the purposes of this Agreement, a new Indication [***] or [***].

1.42          “Initiation”. Initiation means, with respect to any Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, the date on which the first volunteer or patient in such trial has received his or her initial dose.

1.43          “Know-How”. Know-How means proprietary, non-public information and materials, whether patentable or not, including (a) ideas, discoveries, inventions, improvements or trade secrets, (b) pharmaceutical, chemical and biological materials, products and compositions, (c) tests, assays, techniques, data, methods, procedures, formulas, or processes, (d) technical, medical, clinical, toxicological and other scientific data and other information relating to any of the foregoing, and (e) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials.

1.44          “Law” or “Laws”. Law or Laws means all laws, statutes, rules, regulations, orders, judgments or ordinances of any Governmental Authority.

1.45          “Legal Exclusivity”. Legal Exclusivity means, with respect to a Licensed Product and a country or region, the right to exclude any Person who is not a Calithera Affiliate or a Sublicensee from Commercializing a product that could compete with such Licensed Product in such country or region, either through (a) a Valid Claim included within a High Point Patent Right Covering such Licensed Product in such country or region, or (b) data exclusivity rights, orphan drug designation, or such other rights conferred by a Regulatory Authority or other applicable Governmental Authority in such country or region.

6

1.46          “Licensed Product”. Licensed Product means any pharmaceutical preparation containing a Program Molecule, including any Combination Product.

1.47          “Losses”. Losses means any and all (a) claims, losses, liabilities, damages, fines, royalties, governmental penalties, deficiencies, interest, awards, and judgments, (b) with respect to Third Parties, settlement amounts and all of the items referred to in clause (a), and (c) in connection with all of the items referred to in clauses (a) and (b) above, any and all costs and expenses (including reasonable attorney fees and all other out-of-pocket expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened).

1.48          “Major EU Country”. Major EU Country means France, Germany, Italy, Spain or the United Kingdom.

1.49          “Major Markets”. Major Markets means, collectively, the United States, the Major EU Countries and Japan, and Major Market means any one of them.

1.50          “Manufacture” or “Manufacturing”. Manufacture or Manufacturing means activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a product.

1.51          “Marketing Authorization”. Marketing Authorization means the act of a Regulatory Authority or other Governmental Authority necessary for the marketing and sale of a Licensed Product in a particular Indication or Indications in a country in the Territory, including, (a) in the case of the United States, the granting of Regulatory Approval, and, (b) in the case of a country in the Territory other than the United States in which Pricing Approval is required, the granting of both Regulatory Approval and Pricing Approval by the applicable Regulatory Authority or other Governmental Authority in such country. As used in this definition, “Pricing Approval” means the approval or governmental decision establishing a price for a Licensed Product that can be charged to consumers and will be reimbursed by the applicable Governmental Authority(ies) in such country.

1.52          “MHLW”. MHLW means the Japanese Ministry of Health, Labour and Welfare and any successor agency thereto.

1.53          “NDA”. NDA means a New Drug Application, as the case may be, as defined in the Act, filed with the FDA with respect to a Licensed Product, or an equivalent application filed with the Regulatory Authority of a country in the Territory other than the United States.

7

1.54          “Net Sales”. Net Sales means the gross amounts invoiced (or, in the absence of an invoice, received) by Calithera, its Affiliates and Sublicensees (each, a “Selling Party”) to any Third Party that is not a Sublicensee with respect to sales of Licensed Products in the Territory, calculated in the same manner as reported in its audited financial statements, less the sum of the following to the extent attributable to such sales:

(a)                Discounts, credits, refunds, adjustments, retroactive price reductions, chargebacks and rebates actually allowed by Calithera, its Affiliates or their Sublicensees directly for a Licensed Product, including those granted to managed healthcare organizations, institutions or other buying groups, providers of healthcare or social and welfare systems;

(b)               Sales, import, export, customs, value added taxes, tariffs, duties and other governmental charges and fees (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-148)) directly imposed on the Licensed Products without reimbursement from any Third Party;

(c)                Freight and insurance costs actually incurred by Calithera, its Affiliates or their Sublicensees directly on outbound shipping of Licensed Products;

(d)               Amounts actually allowed or credited on rejections or returns of sales of Licensed Products by Calithera, its Affiliates or their Sublicensees, including returns by reason of a recall or corrective action;

(e)                Amounts paid or credited to customers or third party distributors for inventory management, distribution, warehousing, and related services to the extent consistent with industry standards;

(f)                arm’s-length fees paid to Third Party consignees or agents in connection with the sale of the Licensed Product; and

(g)               Amounts previously included in Net Sales of such Licensed Product that are written-off by Calithera, its Affiliates or Sublicensees as uncollectible in accordance with GAAP.

Even if there is an overlap between any of the deductions described in (a) through (g) above, each individual item shall only be deducted once in the overall Net Sales calculation.

Net Sales shall be determined from books and records maintained in accordance with GAAP, consistently applied throughout the organization and across all products of the entity whose sales of Licensed Product are giving rise to Net Sales. Licensed Products transferred for use in clinical or non-clinical research and trials shall be excluded from Net Sales. Licensed Products sold or transferred in connection with compassionate sales or use or indigent programs and Licensed Product samples shall not be counted toward Net Sales to the extent that such Licensed Products are sold or transferred at or below fully burdened manufacturing and distribution costs. Licensed Products transferred between Selling Parties shall not count toward Net Sales unless such Selling Party is an end-user of such Licensed Product.

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In the event that Program Molecules are sold or otherwise commercially disposed of as part of Combination Products, the Net Sales of such Combination Products, for purposes of determining royalty payments, shall be determined, as to each unit of Combination Product sold or otherwise disposed of, by multiplying (x) the Net Sales of the Combination Product (determined according to the method set forth above in this Section 1.54) and (y) the Applicable Fraction determined in accordance with the following:

(i)                 Except as otherwise set forth in this Section 1.54, the “Applicable Fraction” shall be A/(A+B), where A is the average wholesale price of the Product containing such Program Molecule as its only active ingredient when sold separately in finished form and B is the average wholesale price of the other product containing Other API and not the Program Molecule (the “Other Product”) sold separately in finished form.

(ii)               In the event that the average wholesale price of the Licensed Product containing such Program Molecule as its only active ingredient when sold separately in finished form can be determined but the average wholesale price of the Other Product when sold separately in finished form cannot be determined, the “Applicable Fraction” shall be A/C, where A is the average wholesale price of the Licensed Product containing such Program Molecule when sold separately in finished form and C is the average wholesale price of the Combination Product.

(iii)             In the event that the average wholesale price of the Other Product when sold separately in finished form can be determined but the average wholesale price of the Licensed Product containing such Program Molecule as its only active ingredient when sold separately in finished form cannot be determined, the “Applicable Fraction” shall be (C-D)/C, where D is the average wholesale price of the Other Product when sold separately in finished form and C is the average wholesale price of the Combination Product.

(iv)             In the event that the average wholesale price of neither the Licensed Product containing such Program Molecule as its only active ingredient when sold separately in finished form nor the Other Product when sold separately in finished form can be determined, the “Applicable Fraction” shall be F/(F+G), where F is the fair market value of the Licensed Product containing such Program Molecule as its only active ingredient contained in the Combination Product and G is the fair market value of all Other APIs contained in the Combination Product, as reasonably determined in good faith by the Parties.

1.55          “Objective Response”. Objective Response means the demonstration of [***] or [***] or [***] or [***] or [***]. For the purposes of this Section 1.55, [***] will be based on [***] and [***] and [***]. For the avoidance of doubt, any [***], or [***] will not be considered to have demonstrated [***] for the purposes of this Section 1.55.

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1.56          “Party”. Party means either HPP or TransTech, on the one hand or Calithera, on the other hand; “Parties” means both HPP and TransTech, on the one hand and Calithera, on the other hand.

1.57          “Patent Rights”. Patent Rights means the rights and interest in and to all issued patents and pending patent applications in any country in the Territory, including all provisionals, divisionals, continuations, renewals, continuations-in-part, patents of addition, re-examination, supplementary protection certificates, extensions, registrations or confirmation patents, restoration of patent terms, letters of patent, and reissues thereof, and foreign counterparts of the foregoing.

1.58          “Person”. Person means any natural person or any corporation, company, partnership, joint venture, firm, Governmental Authority or other entity, including a Party.

1.59          “Phase I Clinical Trial”. Phase I Clinical Trial means a human clinical trial in any country in the Territory that would satisfy the requirements of 21 C.F.R. § 312.21(a).

1.60          “Phase II Clinical Trial”. Phase II Clinical Trial means a human clinical trial in any country in the Territory that would satisfy the requirements of 21 C.F.R. § 312.21(b).

1.61          “Phase III Clinical Trial”. Phase III Clinical Trial means a human clinical trial in any country in the Territory that would satisfy the requirements of 21 C.F.R. § 312.21(c).

1.62          “Program Molecule”. Program Molecule means any (a) High Point Molecule or (b) Calithera-Derived Molecule.

1.63          “Program Patent Rights”. Program Patent Right means (a) all Patent Rights that (i) are Controlled by Calithera, (ii) disclose or claim (A) a composition of matter comprising a Hexokinase Inhibitor, (B) any use, or method of making of any compound or molecule described in subsection (A), or (C) inventions, results, biomarkers, assays or formulations related exclusively to Hexokinase Inhibitors or the use or testing, and (iii) are (A) conceived during the Covered Period by or on behalf of Calithera or any of its Sublicensees, or (B) in-licensed by Calithera or any of its Sublicensees from a Third Party during any portion of the Covered Period that is during the Term; and (b) Calithera’s interest in the Joint Patents. Notwithstanding the foregoing, Program Patent Rights exclude all Patent Rights conceived by or on behalf of any Sublicensee prior to the Effective Date or after termination or expiration of the applicable sublicense.

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1.64          “Regulatory Approval”. Regulatory Approval means the granting, whether through lapse of time or otherwise, by the FDA or by a comparable Regulatory Authority of approval to market a drug product in a country in the Territory.

1.65          “Regulatory Authority”. Regulatory Authority means any Governmental Authority, including the FDA, EMA or MHLW, with responsibility for granting licenses or approvals (with the exception of price approvals) necessary for the marketing and sale of pharmaceutical products in any country.

1.66          “Research Plan”. Research Plan means the written plan generally describing the activities to be conducted by or on behalf of High Point pursuant to the Research Program. The initial Research Plan is attached hereto as Schedule 1.66, which may be amended from time to time as provided in Section 3.1.

1.67          “Research Program”. Research Program means the conduct of the research activities described in the Research Plan by or on behalf of High Point.

1.68          “Research Program Term”. Research Program Term means the twelve (12) month period commencing on the Effective Date and ending twelve (12) months after the Effective Date, unless earlier terminated pursuant to this Agreement. Calithera may discontinue the Research Program, for any reason, with at least two months written notice. In no event will the Research Program extend beyond twelve (12) months from the Effective Date without mutual agreement.

1.69          “ROW”. ROW means all countries in the Territory other than the countries in the Major Markets.

1.70          “Small Molecule”. Small Molecule means any organic compound or molecule with a molecular weight less than three thousand (3000) atomic mass units, other than a protein or an antibody, but including peptides, peptide analogs, metabolites, prodrugs, solvates, hydrates, esters, salts, isomers, stereoisomers, racemates, tautomers, and polymorphs thereof. A “protein” refers to a sequence of ten (10) or more amino acids joined to each other by peptide bonds or modified peptide bonds.

1.71          “Sublicensee”. Sublicensee means a Third Party that has been granted a sublicense under the rights granted to Calithera pursuant to Section 2.1 of this Agreement, which rights include at least the rights to Develop a Licensed Product or to Manufacture or Commercialize a Licensed Product. Third Parties that are permitted only to (a) distribute and resell a Licensed Product, (b) re-package a Licensed Product for resale or (c) Manufacture a Licensed Product for supply to Calithera, its Affiliates or its Sublicensees (and have no other rights to Develop or Commercialize such Licensed Product) are not “Sublicensees”.

1.72          “Territory”. Territory means all countries of the world.

1.73          “Third Party”. Third Party means any Person other than High Point or Calithera or any of their respective Affiliates.

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1.74          “Valid Claim”. Valid Claim means a claim in the High Point Patent Rights that Covers the applicable Licensed Product in a country and that has not (a) expired; (b) been disclaimed; (c) been cancelled or superseded, or if cancelled or superseded, has been reinstated; (d) been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken; and (e) in the case of a patent application, been pending for more than [***] after the date of its first priority filing.

1.75          Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition:	Section:
1934 Act	Section 9.4
Abandoned Calithera Patent	Section 12.5(e)(v)
Abandoned Joint Patent	Section 8.2(c)
Abandoned Patent	Section 8.2(b)
Additional Territories	Section 8.2(b)
Agents	Section 9.1
Applicable Fraction	Section 1.54
Assignor	Section 13.9
Calithera	Preamble
Calithera Parties	Section 11.2
Calithera Sole Inventions	Section 8.1(a)
Commercialization Plan	Section 5.2
Confidential Information	Section 9.2
Confidentiality Agreements	Section 9.2
Courts	Section 13.2
Defaulting Party	Section 12.3
Development Forum or DF	Section 4.2(a)
Effective Date	Preamble
High Point	Preamble
High Point Parties	Section 11.1
High Point Sole Inventions	Section 8.1(a)
HPP	Preamble
House Marks	Section 12.5(f)
Indemnified Party	Section 11.3(a)
Indemnifying Party	Section 11.3(a)
Infringement Claim	Section 8.3(a)
Joint Inventions	Section 8.1(b)
Joint Patents	Section 8.2(c)
Other API	Section 1.12
Other Product	Section 1.54
Paragraph IV Claim	Section 8.8(a)
Quarterly Research Fee	Section 7.2(a)
Research Program Coordinator	Section 3.3
Royalty Term	Section 7.6(e)

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Definition:	Section:
Sole Inventions	Section 8.1(a)
Term	Section 12.1
Third Party Claims	Section 11.1
Third Party Licenses	Section 7.6(d)
TransTech	Preamble
Unelected Patent	Section 8.2(b)

Article II

GRANTS OF RIGHTS

2.1              High Point Grants of Rights.

(a)                License Grant. Subject to the terms and conditions of this Agreement, High Point hereby grants to Calithera an exclusive (even as to High Point and its Affiliates, except as set forth in Section 2.2(a)), royalty-bearing right and license, under the High Point Intellectual Property, to (i) Manufacture and use High Point Molecules to identify and synthesize Calithera-Derived Molecules, (ii) Develop High Point Molecules and Calithera-Derived Molecules into Licensed Products, and (iii) make and have made, use, offer for sale, sell, have sold, import and otherwise Commercialize or have Commercialized Program Molecules and Licensed Products in the Field in the Territory; subject to Section 2.2(a).

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(b)               Sublicenses. Calithera shall have the right to grant sublicenses through multiple tiers under the licenses granted to Calithera under Section 2.1(a) to its Affiliates and to Third Parties without High Point’s prior written approval but with written notice to High Point, with such notice to be provided no later than ninety (90) days after the grant of each sublicense. Calithera shall provide High Point with written notice of the termination or expiration of any sublicense granted to a Third Party within thirty (30) days thereof. All sublicenses granted by Calithera hereunder shall be consistent with the terms and conditions of this Agreement. Calithera shall remain liable for breaches by its Sublicensees of any sublicense agreement; provided that in the event a breach by a Sublicensee under its sublicense causes Calithera to breach any of its obligations under this Agreement, Calithera shall have the opportunity to cure as set forth in Section 12.3.

2.2              Calithera Grants of Rights.

(a)                License Grant. Subject to the terms and conditions of this Agreement, Calithera hereby grants to High Point a non-exclusive, royalty-free right and license, with the limited right to sublicense and to have made as set forth in Section 2.2(b), under the Calithera Intellectual Property and its rights under the High Point Intellectual Property as set forth in Section 2.1(a), solely to conduct, on behalf of Calithera, High Point’s research responsibilities under the Research Program.

(b)               Sublicenses. High Point shall have the right to grant sublicenses under the license granted to High Point under Section 2.2(a), to other Persons retained by High Point upon the prior written consent of Calithera, such consent not to be unreasonably withheld, delayed or conditioned, in each case solely to perform High Point’s responsibilities under the Research Program on High Point’s behalf. All permitted sublicenses of High Point hereunder shall include terms and covenants at least as favorable to and for the benefit of Calithera as those provided by High Point in the following sections of this Agreement: Sections 2.2(b), 8.1(d), 9, 10.1(b) and 10.1(c). High Point shall remain liable for breaches by its sublicensees of any sublicense agreement; provided that in the event a breach by such sublicensee under its sublicense causes High Point to breach any of its obligations under this Agreement, High Point shall have the opportunity to cure as set forth in Section 12.3.

2.3              Rights Retained by the Parties. Any rights of High Point or Calithera, as the case may be, not expressly granted to the other Party under the provisions of this Agreement shall be retained by such Party, subject to Section 2.5. Without limiting the generality of the foregoing and without limitation to Section 2.5, no right or license is granted under the High Point Intellectual Property to access or use any compound or molecule that is not a Program Molecule.

2.4              Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any Section of this Agreement, including under Sections 2.1 and 2.2, are rights to “intellectual property” (as defined in Section 101(35A) of the Bankruptcy Code). Each of High Point and Calithera hereby acknowledges that (a) copies of research data, (b) laboratory samples, (d) product samples, (d) formulas, (e) laboratory notes and notebooks, (f) data and results related to clinical trials, (g) regulatory filings and approvals, (h) rights of reference in respect of regulatory filings and approvals, (i) pre-clinical research data and results, and (j) marketing, advertising and promotional materials, in each case that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of, or complete access to, as appropriate, any such intellectual property, and such intellectual property, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

2.5              Exclusivity. During the Term, neither High Point nor any of its controlled (as such word is defined in Section 1.2) Affiliates shall, alone or in collaboration with any other Person, [***]. During the Term, High Point shall ensure that none of its personnel or its controlled (as such word is defined in Section 1.2) Affiliates’ or their personnel (a) enable or assist any other Affiliate of High Point or any Third Party with [***] or (b) disclose any Confidential Information relating to Hexokinase Inhibitors to any Affiliate of High Point other than a controlled (as such word is defined in Section 1.2) Affiliate or an investor in High Point that is subject to obligations of non-disclosure and non-use with respect thereto.

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Article III

RESEARCH

3.1              General. Calithera shall lead, and pay all costs of, the research of Licensed Products in the Field in the Territory hereunder. High Point shall use commercially reasonable efforts to perform the Research Program in accordance with the Research Plan. The Research Plan may be amended from time to time by mutual agreement of the Parties.

3.2              High Point FTE Commitments.

(a)                During the first twelve (12) months of the Research Program Term, High Point shall provide [***] to four (4) FTEs to work on the Research Program consistent with the timelines set forth in the Research Plan and Calithera shall fully fund the costs of such FTEs at the FTE Rate as provided in Section 7.2. In no event shall Calithera be responsible for funding more than four (4) FTEs per year. High Point shall be responsible for and shall provide sufficient resources, including reagents and disposables, at High Point’s cost and expense, to complete all aspects of the Research Plan assigned to High Point, including synthesizing any additional High Point Molecules; provided, however, that, except as set forth in the initial Research Plan attached hereto as Schedule 1.64, High Point shall not be obligated to manufacture quantities of any Program Molecule beyond the quantity needed for research purposes, which shall not exceed the greater of the amounts listed in the initial Research Plan or [***] of each Program Molecule.

(b)               High Point shall require by written agreement that all FTEs and all other High Point personnel, employees, and agents involved in the Research Program have entered into confidentiality and invention assignment agreements that are consistent with the provisions of this Agreement and shall be obligated to assign any rights they may have in any invention made during such work to High Point.

3.3              Research Program Coordinators. Calithera and High Point each shall appoint a representative (each, a “Research Program Coordinator”) to serve as the primary contact between the Parties with respect to the Research Program. Each Party shall notify the other within thirty (30) days after the Effective Date of the appointment of its Research Program Coordinator and shall notify the other Party as soon as practicable upon changing this appointment. The Research Program Coordinators shall meet at least once per month during the Research Program Term or more frequently as agreed by the Parties to discuss the progress of the Research Program and interim results. Such meetings may be by teleconference or in person, with each Party responsible for its own travel expenses, at a location agreed by the Parties. Within thirty (30) days after the end of the first three (3) months of the Research Program Term, and within thirty (30) days after the end of each three (3) month period thereafter, High Point’s Research Program Coordinator shall provide a written report to Calithera’s Research Program Coordinator summarizing the status and interim results of the Research Program.

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3.4              Calithera Contributions. Upon the reasonable request of High Point, Calithera may, but shall not be obligated to, provide High Point with scientific, development or other expertise in connection with the performance by High Point of its responsibilities under the Research Plan.

3.5              High Point Assistance. During the [***] month period immediately following the Effective Date and again during the [***] month period immediately following the Research Program Term, High Point shall provide Calithera reasonable assistance in transitioning High Point’s Hexokinase Inhibitor program to Calithera at no additional cost other than reimbursement of High Point’s reasonable related out-of-pocket expenses. High Point shall promptly execute all reasonable actions following Calithera’s request so as not to delay any timelines set forth in the Research Plan or the Development Plan. Such assistance shall include providing Calithera with copies of all tangible materials in High Point’s possession that are included in the High Point Intellectual Property or that otherwise relate to High Point’s Hexokinase Inhibitor program (such as cancer cell lines and assays), subject to High Point’s existing obligations to any applicable Third Party, and related information regarding High Point’s Hexokinase Inhibitor program, and providing reasonable amounts of consultation regarding such materials and information and the status of High Point’s Hexokinase Inhibitor program.

Article IV

DEVELOPMENT

4.1              General. Subject to the terms of this Agreement, including the requirements of ARTICLE VI, Calithera shall be solely responsible for, and pay all costs of, the Development of Program Molecules and Licensed Products in the Field in the Territory, and for Manufacture of all Program Molecules and Licensed Products to support such Development, and shall use Commercially Reasonable Efforts to perform such Development in accordance with the Development Plan. Calithera will provide High Point with a summary clinical Development Plan for the Program Molecules and Licensed Products prepared at least annually and updated as appropriate; such plans may be redacted for proprietary information as well as information that is not relevant to Program Molecules or Licensed Products.

4.2              Development Forum. The Parties hereby establish a forum for communications and discussions regarding the Development Plan (the “Development Forum” or “DF”).

(a)                Composition of the Development Forum. The Development Forum shall be comprised of an equal number of representatives of each Party which, unless the Parties otherwise agree, shall be two (2) representatives of each Party. Each Party shall notify the other within thirty (30) days after the Effective Date of the appointment of its representatives to the DF, which representative shall have the requisite technical knowledge and experience to oversee Development of Program Molecules and Licensed Products and the requisite seniority to make decisions regarding such Development on behalf of such Party. Each Party may change its representatives to the DF from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have ongoing familiarity with and a technical understanding of the Development Plan activities. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend DF meetings. The DF shall be chaired by a representative of Calithera. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

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(b)               Meetings. The DF shall meet in accordance with a schedule established by mutual written agreement of the Parties or upon the reasonable request of Calithera, but no less frequently than [***] during the Development Term, with the location for such meetings alternating between High Point and Calithera facilities in the United States (or such other location as may be agreed by the Parties), with each Party paying for its own travel expenses. Alternatively, the DF may meet by means of teleconference, videoconference or other similar communications equipment as the Parties may agree.

(c)                Scope of Development Forum. The DF’s role shall be limited to communications and discussions regarding the Development of Program Molecules and Licensed Products in the Field. Within such scope the DF may: (i) confer regarding the status of Development Plan activities; (ii) review and discuss amendments to the Development Plan; and (iii) discuss such other matters relating to the Development of Program Molecules and Licensed Products in the Field as either Party may bring before the DF. The DF shall have no decision-making authority.

4.3              Exchange of Information Regarding Development. During the Development Term, Calithera shall provide High Point, through the DF, with information and data relating to Calithera’s Development of Program Molecules and Licensed Products in the Field. In addition, Calithera shall, promptly upon request by High Point, provide High Point with additional information reasonably requested by High Point relating to Calithera’s Development of Program Molecules and Licensed Products in the Field. Without limiting the generality of the foregoing, at least [***] during the period after the Development Term for so long as Calithera continues to Develop any Program Molecule or Licensed Product for an Indication (other than the Indication(s) for which the applicable Licensed Product has received Regulatory Approval), Calithera shall provide High Point with a reasonably detailed report describing Calithera’s Development activities and the summary results thereof with respect to all Program Molecules and Licensed Products. Notwithstanding anything to the contrary, this Section 4.3 shall be subject in all respects to ARTICLE IX.

Article V

COMMERCIALIZATION

5.1              General. Subject to the terms of this Agreement, including the requirements of ARTICLE VI, Calithera shall be solely responsible for, and pay all costs of, the Commercialization of Licensed Products in the Field in the Territory, and for Manufacture of all Licensed Products to support such Commercialization.

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5.2              Commercialization Plans. During the Royalty Term with respect to each Licensed Product, Calithera shall provide High Point at least once per year with a summary of the Commercialization activities to be conducted by or on behalf of Calithera and its Affiliates and Sublicensees (to the extent known to Calithera) with respect to such Licensed Product in the Major Markets, taken as a whole, during the next year (each such plan, a “Commercialization Plan”).

Article VI

DILIGENCE

6.1              Commercially Reasonable Efforts. During the Term, subject to Section 6.3, Calithera shall use Commercially Reasonable Efforts to research, Develop, seek Marketing Authorizations for, Manufacture and Commercialize at least one Program Molecule and Licensed Product in the Territory.

6.2              Specific Efforts with Respect to Program Molecules and Licensed Products. Subject to Section 6.3, Calithera shall achieve [***], by the corresponding deadlines (subject to Section 13.11) with respect to at least one Program Molecule or Licensed Product set forth in the table below:

Diligence Milestone	Deadline
[***]	[***]

* For purposes of (b) above, [***] means a [***] that:

[***]

For clarity, Calithera shall not be deemed to be in breach of its obligations under this Section 6.2 for failure to meet a diligence milestone by the applicable deadline if (A) such deadline has been extended pursuant to Section 6.3, (B) Calithera can demonstrate to High Point’s reasonable satisfaction that Calithera is actively pursuing ongoing studies designed to achieve such diligence milestone by such extended deadline, and (C) Calithera achieves such diligence milestone by such extended deadline (which may be subject to further extension pursuant to Section 6.3).

6.3              Failure to Meet Diligence Obligations. If Calithera fails to meet its obligations under Section 6.1 or 6.2 in any material respect, then High Point shall notify Calithera of such failure and High Point shall have the right to terminate this Agreement pursuant to Section 12.3 (subject to the opportunity to cure as set forth therein) in the case of a breach under Section 6.1 or Section 6.2. Notwithstanding the foregoing, if such failure is due to causes that are beyond the reasonable control of Calithera, including due to regulatory action or delay, low patient enrollment, safety concerns, issues with chemistry, manufacturing and controls (CMC), force majeure, delays due to an institutional review board, scientific or legal reasons or delays caused by High Point, its Affiliates or a Third Party, notwithstanding Calithera’s good faith efforts to achieve those milestones, then, if Calithera promptly notifies High Point in writing of any such delay and the cause and anticipated duration thereof, Calithera not be deemed in default or breach of this Agreement and the deadlines for achieving those milestones will be deemed automatically extended by the time of the delay reasonably attributable to such applicable causes.

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Article VII

FINANCIAL PROVISIONS

7.1              Initial License Payment. Calithera shall make a one-time payment to HPP of Six Hundred Thousand Dollars ($600,000) no later than thirty (30) days after the Effective Date as upfront consideration for the license granted hereunder.

7.2              Research Program. On or prior to the fifth (5th) Business Day after the end of the first Calendar Quarter following the Effective Date, HPP shall submit an invoice and Calithera shall pay HPP within twenty-five (25) days after receipt of such invoice, a Quarterly Research Fee for the then-ended first Calendar Quarter of the Research Program Term or portion thereof, as applicable. Thereafter, on the last day of each Calendar Quarter during the portion of the Research Program Term covered by the Research Plan, HPP shall submit an invoice, and Calithera shall pay HPP within twenty-five (25) days after receipt of such invoice, a Quarterly Research Fee for such Calendar Quarter of the Research Program Term. As used in this Agreement, “Quarterly Research Fee” means the amount determined by multiplying the FTE Rate by the number of FTE hours to be contributed by High Point pursuant to the Research Plan during the applicable Calendar Quarter or portion thereof of the Research Program Term. For purposes of clarity, the maximum amounts payable by Calithera to HPP for FTEs annually, if High Point provides the maximum of four (4) FTEs, is set forth in Schedule 7.2(a) and the minimum amounts payable by Calithera to HPP annually, if High Point provides the minimum of [***] FTEs, is set forth in Schedule 7.2(b). The minimum and maximum Quarterly Research Fee for each Calendar Quarter of the Research Program Term is set forth in Schedule 7.2(c).

7.3              Development, Manufacturing and Commercialization Costs. As between the Parties, Calithera shall be solely responsible for all costs of Developing, Manufacturing and Commercializing Licensed Products.

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7.4              Event Milestone Payments. Calithera shall make the non-refundable, non-creditable payments to HPP set forth below not later than thirty (30) days after the earliest date on which the corresponding milestone event set forth below is first achieved by a Licensed Product for a disease or condition in the Field:

Milestone Event	Payment
(a)[***]	$[***]
(b)[***]	$[***]
(c)[***]	$[***]
(d)[***]	(i) $[***]
(ii) $[***]
(iii) $[***]
(e)[***]	$[***]
(f)[***]	$[***]
(g)[***]	$[***]
(h)[***]	$[***]
(i)[***]	$[***]
(j)[***]	$[***]
(k)[***]	$[***]
(l)[***]	$[***]
(m)[***]	$[***]

For purposes of clarity, the milestone payments set forth in this Section 7.4 shall be paid only once, upon the first achievement of the applicable milestone event by the first Licensed Product to achieve such milestone event, except that, if Regulatory Approval is obtained for a first Licensed Product, and Calithera or any of its Affiliates or Sublicensees subsequently commence Development of an additional Licensed Product, then the milestones payments for each of the milestone events listed in Section 7.4(f) ([***]) through (m) ([***]) above shall be payable at [***] of the corresponding milestone payment amount for the first subsequent Licensed Product that achieves such milestone event. For purposes of clarity, the maximum potential payment by Calithera under this Section 7.4 for each milestone shall be one hundred percent (100%) of each milestone payment set forth in (a) though (e) and [***] of each milestone payment set forth in (f) through (m) (i.e., one hundred percent (100%) for the first Licensed Product to achieve such milestone and an additional [***] for the second Licensed Product to achieve such milestone).

If, with respect to any particular Licensed Product, a later-listed milestone event in Section 7.4 (other than milestone (d) and each of the milestones (h) through (m), namely the [***] for additional Indication milestones) is achieved by such Licensed Product prior to the achievement by such Licensed Product of an earlier-listed milestone event in Section 7.4 (other than milestone (d) and each of the milestones (h) through (m), namely the [***] for additional Indication milestones), then the milestone payment for such earlier-listed milestone event for such Licensed Product shall be due and payable simultaneously with the payment for achievement of such subsequent milestone event, except that (x) [***] shall not be deemed to trigger any milestone payment [***], and (y) [***] shall not be deemed to trigger any other milestone payment.

If Calithera elects to cease Development of any Licensed Product, then the milestone payments previously made by Calithera under this Section 7.4 shall be fully creditable against the achievement of such milestone by a subsequent Licensed Product.

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7.5              Sales Milestone Payments. In addition to all other amounts payable under this Agreement, Calithera shall make non-refundable, non-creditable milestone payments to HPP related to the marketing and sale of Licensed Products in the Territory, in the amounts provided below:

Milestone Event	Payment
(a) Aggregate Net Sales of a Licensed Product in the Territory of greater than $[***] in a Calendar Year	$[***]
(b) Aggregate Net Sales of a Licensed Product in the Territory of greater than $[***] in a Calendar Year	$[***]
(c) Aggregate Net Sales of a Licensed Product in the Territory of greater than $[***] in a Calendar Year	$[***]

For purposes of clarity, each of the milestone payments set forth in this Section 7.5 shall be paid only once and the maximum potential payment by Calithera under this Section 7.5 for each milestone shall be equal to one hundred percent (100%) of each milestone payment. A maximum of one milestone event specified in Section 7.5(a), (b), and (c) above will be payable by Calithera for any given Calendar Year. If two or more of such milestone events are achieved in different Calendar Quarters in the same Calendar Year, then Calithera shall pay each corresponding milestone payment within the time period specified in Section 7.7, but may credit any milestone payment previously made for such Calendar Year against the subsequent milestone payment for the same Calendar Year, such that, for such subsequent milestone event, Calithera shall only be obligated to pay the difference between the milestone payment for the subsequent event and the aggregate of all other sales milestone payments made during such Calendar Year corresponding to the earlier event(s), and the earlier milestone payments may become payable if and when achieved in a subsequent Calendar Year. If two or more of such milestone events are achieved in the same Calendar Quarter, Calithera shall only be obligated to pay the greater of the corresponding milestone payments for such Calendar Quarter and the earlier milestone payments may become payable if and when achieved in a subsequent Calendar Year.

For example, upon the first achievement of the milestone event set forth in Section 7.5(a), Calithera shall make the $[***] payment in accordance with Section 7.7. If the milestone event set forth in Section 7.5(b) is also achieved during the same Calendar Year, Calithera shall make the $[***] payment for that milestone event in accordance with Section 7.7, but Calithera may credit the $[***] it paid for achievement of the milestone event set forth in Section 7.5(a) against such amount resulting in a net payment of $[***]. In this example, each of the milestone events set forth in Sections 7.5(a) and (c) would become payable in subsequent Calendar Years if and when it is achieved.

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7.6              Licensed Product Royalties. Calithera shall pay to HPP royalties on Net Sales of Licensed Products in the Territory as follows:

Calendar Year Net Sales of Licensed Products	Royalty Rate
Less than or equal to $[***]	[***]%
Greater than $[***] and less than or equal to $[***]	[***]%
Greater than $[***] and less than or equal to $[***]	[***]%
Greater than $[***]	[***]%

(a)                Applicability of Royalty Rates to Net Sales in the Territory. Royalties under this Section 7.6 on aggregate Net Sales of Licensed Products in the Territory in a Calendar Year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels during such Calendar Year. For example, if, during a Calendar Year, aggregate Net Sales of Licensed Products were equal to $[***], then the royalties payable by Calithera under this Section 7.6 would be calculated by adding (i) the royalties with respect to the first $[***] at the first-level percentage of [***] percent ([***]%) ($[***] × [***] = $[***]), and (ii) the royalties with respect to the next $[***] at the second-level percentage of [***] percent ([***]%) ($[***] × [***] = $[***]), for a total royalty of $[***].

(b)               Royalty Term. Calithera’s royalty obligations to HPP under this Section 7.6 shall commence on a country-by-country and Licensed Product-by-Licensed Product basis upon the First Commercial Sale of such Licensed Product in such country and shall expire on a country-by-country basis and Licensed Product-by-Licensed Product basis on the later of: (i) the expiration of Legal Exclusivity for such Licensed Product in such country (the “Exclusivity Royalty Term”) or (ii) the tenth (10th) anniversary of the date of the First Commercial Sale by Calithera or any of its Affiliates or Sublicensees to a non-Sublicensee Third Party of such Licensed Product in such country (the “Royalty Term”). Upon expiration of the Royalty Term for a given Licensed Product in a given country, Calithera’s license under Section 2.1(a) shall become fully paid-up and perpetual with respect to Commercialization of such Licensed Product in such country.

(c)                Royalty Adjustment for Generic Competition or Expiration of Exclusivity Royalty Term. If, with respect to a particular Licensed Product in a particular country in a particular Calendar Quarter, the Exclusivity Royalty Term has expired, then the royalties payable pursuant to this Section 7.6 may be reduced for such Calendar Quarter to the extent required to comply with applicable Law, if any, governing royalties payable on Licensed Products after expiration of all issued High Point Patent Rights Covering such Licensed Products, and provided, that (i) if the Generic Products have a market share during such Calendar Quarter of more than [***] and less than or equal to [***] of the aggregate market share of the corresponding Licensed Product(s) and Generic Product(s) (based on data provided by IMS International, or if such data is not available, such other reliable data source as reasonably determined by Calithera and agreed by HPP (such agreement not to be unreasonably withheld)) as measured by unit sales, then the royalty rate pursuant to Section 7.6(a) for such Licensed Product(s) in such country shall be reduced for such Calendar Quarter to [***] of Net Sales, and (ii) if the Generic Product(s) have a market share of more than [***] (as calculated in the preceding proviso) during such Calendar Quarter, then [***] royalty shall be payable under this Section 7.6 on Net Sales during such Calendar Quarter of such Licensed Product(s) in such country.

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(d)               Third Party Licenses. If Calithera reasonably determines to obtain a patent or intellectual property license from a Third Party that is required or reasonably needed to make, sell or use a Licensed Product in the Field in a given country (“Third Party License”), then Calithera may offset [***] of any payments (including upfront payments, milestones and royalties) paid under such Third Party License to obtain such rights for such Licensed Product in such country against royalties payable to HPP hereunder in respect of Net Sales of such Licensed Product in such country; provided, however, in no event shall such credit cause the royalties paid to HPP for any particular Calendar Quarter to be reduced to less than [***] of the amount that would otherwise be payable to HPP for such Calendar Quarter pursuant to Section 7.6 with respect to such Licensed Product in such country. Notwithstanding the foregoing provisions of this Section 7.6(d), [***] to the extent any Third Party Licenses relate to [***].

(e)                Aggregate Royalty Reductions. Notwithstanding anything to the contrary in this Section 7.6, in no event shall the royalties otherwise payable under Section 7.6(a) with respect to any given Net Sales of a Licensed Product in a country in the Territory be reduced as a result of the royalty reduction provisions of Sections 7.6(c) and (d) to be less than [***].

7.7              Reports; Payments. Within [***] days after the end of each Calendar Quarter other than the last Calendar Quarter of Calithera’s fiscal year, and within [***] days after the end of the last Calendar Quarter of Calithera’s fiscal year, in which there are Net Sales giving rise to a payment obligation under Section 7.5 or 7.6, Calithera shall submit to HPP a report identifying, for each Licensed Product, the gross amount of sales of such Licensed Product for each country for such Calendar Quarter and the resulting royalties and the sales milestone payable to HPP, including a description of any deductions made from the gross amount of sales to calculate Net Sales and any royalty reductions made as a result of Sections 7.6(d) and 7.6(e). Concurrently with each such report, Calithera shall pay to HPP all royalties and sales milestones payable by it under Sections 7.5 and 7.6.

7.8              Books and Records; Audit Rights. Calithera shall keep complete and accurate records of the underlying revenue and expense data relating to the calculations of Net Sales and payments required by Sections 7.5 and 7.6. HPP shall have the right, once annually at its own expense, to have an independent, certified public accounting firm, selected by HPP and reasonably acceptable to Calithera, review any such records of Calithera in the location(s) where such records are maintained by Calithera upon reasonable notice (which shall be no less than thirty (30) days prior notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 7.5 and 7.6 within the [***] period preceding the date of the request for review. The report of such accounting firm shall be limited to a certificate stating whether any report made or payment submitted by Calithera during such period is accurate or inaccurate and the actual amounts of Net Sales and royalties due for such period. Calithera shall receive a copy of each such report concurrently with receipt by HPP. Should such inspection lead to the discovery of a discrepancy to HPP’s detriment, Calithera shall pay within fifteen (15) Business Days after its receipt from the accounting firm of the certificate the amount of the discrepancy. HPP shall pay the full cost of the review unless the underpayment of royalties is greater than [***] of the amount due for the applicable period, in which case Calithera shall pay the reasonable cost charged by such accounting firm for such review. Any overpayment of royalties by Calithera revealed by an examination shall be fully creditable against future royalty payments.

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7.9              Taxes. HPP shall pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, Calithera will (a) deduct those taxes from the remittable payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to HPP within thirty (30) days after receipt of confirmation of payment from the relevant taxing authority. Calithera will reasonably cooperate with HPP to obtain the benefit of any applicable tax law or treaty, including the pursuit of any refund or credit of such tax to HPP.

7.10          Payment Method and Currency Conversion. All payments to be made by Calithera to HPP shall be in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Calithera’s election, to HPP’s bank account at [***], or to such other bank account as HPP shall designate in a notice at least ten (10) days before the payment is due. HPP’s wiring instructions are set forth on Schedule 7.10. For the purposes of determining the amount of any sales milestone payment under Section 7.5 or royalties due for the relevant Calendar Quarter under Section 7.6, the amount of Net Sales in any foreign currency shall be converted into United States dollars in a manner consistent with Calithera’s normal practices used to prepare its audited financial reports; provided that such practices use a widely accepted source of published exchange rates. Upon request by HPP, Calithera shall disclose the source for the rates of exchange used.

7.11          Blocked Payments. If by reason of applicable Laws in any country in the Territory, it becomes impossible or illegal for Calithera or its Affiliates or Sublicensees to transfer, or have transferred on its behalf, milestones, royalties or other payments to HPP, Calithera shall promptly notify HPP of the conditions preventing such transfer and such milestones, royalties or other payments shall be deposited in local currency in the relevant country to the credit of HPP in a recognized banking institution designated by HPP or, if none is designated by HPP within a period of thirty (30) days, in a recognized banking institution selected by Calithera or its Affiliate or Sublicensee, as the case may be, and identified in a notice given to HPP. If so deposited in a foreign country, Calithera shall provide, or cause its Affiliate or Sublicensee to provide, reasonable cooperation to HPP so as to allow HPP to assume control over such deposit as promptly as practicable.

7.12          Late Payments. If a Party shall fail to make a timely payment pursuant to the terms of this Agreement, interest shall accrue on the past due amount as follows:

(a)                for amounts thirty (30) or fewer days past due, the rate applied shall be the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was due (as published in the Wall Street Journal), computed for the actual number of days the payment was past due; and

(b)               for amounts greater than thirty (30) days past due, the rate applied shall be the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was due (as published in the Wall Street Journal) plus [***] per annum, computed for the actual number of days the payment was past due.

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Article VIII

INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION
AND RELATED MATTERS

8.1              Ownership of Inventions.

(a)                Sole Inventions. Each Party shall exclusively own all inventions made solely by such Party, its employees, agents and consultants (“Sole Inventions”). Sole Inventions made solely by Calithera, its employees, agents and consultants are referred to herein as “Calithera Sole Inventions”. Sole Inventions made solely by High Point, its employees, agents and consultants shall be solely owned by HPP and are referred to herein as “High Point Sole Inventions”.

(b)               Joint Inventions. Calithera and HPP shall jointly own all inventions made jointly by employees, agents and consultants of Calithera, on the one hand, and employees, agents and consultants of High Point, on the other hand, on the basis of each of Calithera and HPP having one-half of an undivided interest in the whole (“Joint Inventions”). Each Party, on behalf of itself and its Affiliates and permitted sublicensees, hereby assigns, agrees to assign or causes to be assigned sufficient of its and its Affiliates’ and its permitted sublicensees’ right, title and interest in, to and under any Joint Invention as necessary to effect the foregoing joint ownership allocation or any other assignment or license obligation under this Agreement with respect to such Joint Invention. HPP hereby acknowledges and agrees that all of its right, title and interest in, to and under Joint Inventions shall become part of the High Point Intellectual Property and subject to the license set forth in Section 2.1(a).

(c)                Inventorship. For purposes of determining whether an invention is a Calithera Sole Invention, a High Point Sole Invention or a Joint Invention, and for purposes of determining inventions with respect to Program Patent Rights, questions of inventorship shall be resolved in accordance with United States patent Laws.

(d)               Further Assurances. Each Party shall, and shall cause its Affiliates and permitted sublicensees to, enter into assignment agreements pre-approved and reasonably acceptable to the other Party with Persons involved in the Research Program to obtain such automatic assignment of future inventions, and shall execute all documents necessary to effect such assignment.

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8.2              Prosecution and Maintenance of Patent Rights.

(a)                Prosecution of Calithera Patent Rights. Except as set forth in Section 12.5(e)(iv), Calithera shall have the sole right to prepare, file, prosecute and maintain the Calithera Patent Rights (including the Program Patent Rights) other than the Joint Patents.

(b)               Prosecution of High Point Patent Rights. In accordance with this Section 8.2(b), unless Calithera and HPP otherwise agree in writing and for so long as Calithera retains exclusive rights hereunder, Calithera shall have the right, but not the obligation, and High Point shall reasonably cooperate, with respect to, the preparation, filing, prosecution and maintenance of the High Point Patent Rights (other than the Joint Patents), using Foley Hoag LLP or other counsel of Calithera’s choice reasonably acceptable to HPP. The out-of-pocket costs and expenses incurred to prepare, file, prosecute and maintain such High Point Patent Rights shall be [***]. Calithera shall notify HPP at least forty-five (45) days prior to the deadline for entering into national phase with respect to any PCT application included in such High Point Patent Rights and identify the countries or regions Calithera intends to enter. No later than fifteen (15) days after receiving notice from Calithera of its intent to enter into national phase, HPP shall provide Calithera with a list of any additional countries or regions (“Additional Territories”) in which HPP would like Calithera to file and Calithera shall consider such list in good faith. If Calithera elects to not enter the national phase in one or more Additional Territories, HPP may elect to enter the national phase in such Additional Territories [***], any such application or patent (the “Unelected Patent”) shall [***], and HPP shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain such Unelected Patent.

HPP shall have access to all documentation, filings and communications to or from the respective patent offices, at reasonable times and upon reasonable written notice (which notice may be in e-mail). Calithera shall keep HPP informed of the status of all pending patent applications that pertain to any Program Molecule or any Licensed Product. Calithera, its agents and attorneys shall consider in good faith comments of HPP regarding any aspect of such patent prosecutions. In the event that HPP believes that such patent strategy would have an unreasonable, adverse, economic effect on High Point’s rights under this Agreement (including inventorship or the value of any rights that HPP may obtain under Section 12.5), HPP may elect to submit the dispute to an independent Third Party patent counsel mutually agreed by Calithera and HPP, at HPP’s cost and expense. If such patent counsel determines that such patent strategy would have an unreasonable, adverse economic effect on High Point’s rights under this Agreement (including inventorship or the value of any rights that HPP may obtain under Section 12.5), then Calithera shall incorporate comments and adjust patent strategy as advised by such independent Third Party patent counsel, and Calithera shall [***]. If Calithera determines to abandon any High Point Patent Right (other than a Joint Patent) in all or any portion of the Territory (the “Abandoned Patent”), Calithera shall notify HPP of such determination, no later than thirty (30) days before any deadline for further action to avoid abandonment. If HPP wishes to continue to prosecute and maintain the Abandoned Patent, Calithera shall have the option to continue to prosecute and maintain the Abandoned Patent or allow HPP to have the sole right, but not the obligation, to continue to prosecute and maintain the Abandoned Patent [***], which for purposes of clarity, shall [***] set forth in this Agreement. If HPP is prosecuting and maintaining the Abandoned Patent and High Point determines to abandon such Abandoned Patent, the foregoing rights of HPP set forth in this Section 8.2(a) shall apply to Calithera mutatis mutandis. Notwithstanding anything to the contrary, Calithera shall have the option to regain control of prosecution and maintenance of an Abandoned Patent at any time, subject to [***] and [***] for such Abandoned Patent. If either Calithera or HPP elects to maintain any Abandoned Patent or Unelected Patent, the other shall reasonably cooperate to transfer such maintenance and prosecution thereof.

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(c)                Prosecution of Joint Patents. Calithera shall be responsible for obtaining, preparing, filing, prosecuting and maintaining Patent Rights, in appropriate countries in the Territory, including the countries reasonably requested by HPP, Covering Joint Inventions (“Joint Patents”). The out-of-pocket costs and expenses incurred to obtain, prosecute and maintain Joint Patents shall be [***]. Calithera shall keep HPP informed of the status of all pending Joint Patents. In the event that HPP believes that such patent strategy would have an unreasonable, adverse, economic effect on High Point’s rights under this Agreement (including inventorship or the value of any rights that HPP may obtain under Section 12.5), HPP may elect to submit the dispute to an independent Third Party patent counsel mutually agreed by Calithera and HPP, at HPP’s cost and expense. If such patent counsel determines that such patent strategy would have an unreasonable, adverse economic effect on High Point’s rights under this Agreement (including inventorship or the value of any rights that HPP may obtain under Section 12.5), then Calithera shall incorporate comments and adjust patent strategy as advised by such independent Third Party patent counsel, and Calithera shall [***]. Calithera shall not abandon any Joint Patent without at least thirty (30) days’ prior notice to HPP. If Calithera determines to abandon any Joint Patent in all or any portion of the Territory (the “Abandoned Joint Patent”), Calithera shall notify HPP of such determination. If HPP wishes to continue to prosecute and maintain the Abandoned Joint Patent, Calithera shall have the option to continue to prosecute and maintain the Abandoned Joint Patent at its expense or allow HPP to have the sole right, but not the obligation, to continue to prosecute and maintain the Abandoned Joint Patent [***]. Notwithstanding anything to the contrary, Calithera shall have the option to regain control of prosecution and maintenance of an Abandoned Joint Patent at any time, subject to [***] and [***] for such Abandoned Joint Patent. If Calithera or HPP elects to continue to prosecute and maintain any Abandoned Joint Patent, the other shall reasonably cooperate to transfer prosecution and maintenance of such Abandoned Joint Patent.

(d)               The Parties acknowledge that Calithera has the right, but not the obligation, at its sole discretion, to submit applicable High Point Patent Rights, Calithera Patent Rights and Joint Patents, and other relevant patent information, to all applicable Governmental Authorities for listing in the Orange Book or any similar listing or statutory or regulatory requirement in any country or regulatory jurisdiction outside the United States. High Point or its Affiliates, as applicable, shall provide, [***], all support reasonably necessary for Calithera to exercise its rights under this Section 8.2(d). “Orange Book” means the United States Food and Drug Administration publication titled, “Approved Drug Products with Therapeutic Equivalence Evaluations”, as it may be amended from time to time.

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8.3              Third Party Infringement.

(a)                Notice. Each Party shall promptly report in writing to the other Party during the Term any known or suspected (i) infringement of any of the High Point Patent Rights (including any Abandoned Patent or Unelected Patent) or Joint Patents (including any Abandoned Joint Patent), or (ii) unauthorized use or misappropriation of any of the High Point Know-How or Know-How in Joint Inventions (an “Infringement Claim”) of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

(b)               Initial Right to Enforce. Calithera shall have the sole right to enforce the Calithera Patent Rights (including the Program Patent Rights) other than the Joint Patents. Calithera shall have the first right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the High Point Intellectual Property (including any Abandoned Patent or Unelected Patent), and the Parties’ rights in Joint Inventions and Joint Patents (including any Abandoned Joint Patent). Any suit by Calithera shall be either in the name of HPP or its Affiliate, the name of Calithera or its Affiliate, or jointly by Calithera, Calithera’s Affiliate(s), HPP and HPP’s Affiliate(s), as may be required by the Law of the forum. For this purpose, High Point shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by Calithera; provided that [***] in connection with such cooperation.

(c)                Step-In Right. If Calithera does not initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 8.3(b) with respect to the High Point Patent Rights (including any Abandoned Patent or Unelected Patent), Joint Patents (including any Abandoned Joint Patent), High Point Know-How or Know-How in Joint Inventions, against a Third Party as to which the Infringement Claim concerns a product for which a Third Party is seeking or has received marketing approval from the FDA or a corresponding foreign regulatory authority, HPP may provide Calithera with notice of HPP’s intent to initiate a suit or take other appropriate action. If HPP provides such notice and Calithera does not initiate a suit or take other appropriate action to protect the High Point Patent Rights (including any Abandoned Patent or Unelected Patent), Joint Patents (including any Abandoned Joint Patent), High Point Know-How or Know-How in Joint Inventions within sixty (60) days after receipt of such notice from HPP, then HPP shall have the right to initiate a suit or take such other appropriate action that HPP believes is reasonably required to protect the High Point Patent Rights (including any Abandoned Patent or Unelected Patent), Joint Patents (including any Abandoned Joint Patent), High Point Know-How or Know-How in Joint Inventions. Any suit by HPP shall be either in the name of HPP or its Affiliate, the name of Calithera or its Affiliate, or jointly by Calithera, Calithera’s Affiliate(s), HPP and HPP’s Affiliate(s), as may be required by the Law of the forum. For this purpose, Calithera shall execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by HPP; provided that [***] in connection with such cooperation.

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(d)               Conduct of Certain Actions; Costs. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 8.3(b) or 8.3(c). The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to Sections 8.3(b) and 8.3(c), including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

(e)                Recoveries. In the event a Party assumes control over enforcing any Infringement Claim, the other Party (which, in the case of High Point, shall be HPP) shall be entitled to [***] any damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon any such Infringement Claim after deducting from the amount recovered the controlling Party’s actual out-of-pocket expenses (including reasonable counsel fees and expenses) incurred in pursuing such Infringement Claim, and the controlling Party may retain the balance.

8.4              Patent Invalidity Claim. Each of the Parties shall promptly notify the other in the event of any legal or administrative action by any Third Party against a High Point Patent Right (including an Abandoned Patent or Unelected Patent) or Joint Patent (including an Abandoned Joint Patent) of which it becomes aware, including any nullity, revocation, reexamination, inter partes review, post-grant review, opposition, interference, derivation or compulsory license proceeding. Calithera shall have the sole right to defend against any such action involving a Calithera Patent Right or Program Patent Right. Calithera shall have the first right, but not the obligation, to defend against any such action involving a High Point Patent Right (including an Abandoned Patent or Unelected Patent) or Joint Patent (including an Abandoned Joint Patent) using counsel of its choice and the costs of any such defense shall be [***]. High Point, upon request of Calithera, agrees to join in any such action and to cooperate reasonably with Calithera; provided that [***] in connection with such cooperation. If Calithera does not defend against any such action involving such Patent Right, then HPP shall have the right, but not the obligation, to defend such action and any such defense shall be [***]. Calithera, upon request of HPP, agrees to join in any such action and to cooperate reasonably with HPP; provided that [***] in connection with such cooperation.

8.5              Patent Term Extensions. Calithera shall have the exclusive right, and shall use Commercially Reasonable Efforts, to seek patent term extensions or supplemental patent protection, including supplementary protection certificates, in any country in the Territory in relation to the Licensed Products [***]. High Point and Calithera shall cooperate in connection with all such activities, and Calithera, its agents and attorneys will give due consideration to all timely suggestions and comments of HPP regarding any such activities; provided that all final decisions shall be made by Calithera.

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8.6              Patent Marking. Calithera shall comply with the patent marking statutes in each country in which the Licensed Product is sold by Calithera, its Affiliates or its Sublicensees.

8.7              Interpretation of Patent Judgments. If any claim relating to a patent under the High Point Patent Rights (including an Abandoned Patent or Unelected Patent) or Joint Patent (including an Abandoned Joint Patent) becomes the subject of a judgment, decree or decision of a court, tribunal, or other authority of competent jurisdiction in any country, which judgment, decree, or decision is or becomes final (there being no further right of review) and adjudicates the validity, enforceability, scope, or infringement of the same, the construction of such claim in such judgment, decree or decision shall be followed thereafter in such country in determining whether a product is a Licensed Product hereunder, not only as to such claim but also as to all other claims in such country to which such construction reasonably applies. If at any time there are two or more conflicting final judgments, decrees, or decisions with respect to the same claim, the decision of the higher tribunal shall thereafter control, but if the tribunals be of equal rank, then the final judgment, decree, or decision more favorable to such claim shall control unless and until the majority of such tribunals of equal rank adopt or follow a less favorable final judgment, decree, or decision, in which event the latter shall control.

8.8              Certification under Drug Price Competition and Patent Restoration Act.

(a)                Notice. If a Party becomes aware of any certification filed pursuant to 21 U.S. C. § 355(b)(2)(A) or 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any High Point Patent Rights (including an Abandoned Patent or Unelected Patent) Covering a Licensed Product in the Field or Joint Patents (including an Abandoned Joint Patent), are invalid or otherwise unenforceable, or that infringement will not arise from the manufacture, use, import or sale of a product by a Third Party (a “Paragraph IV Claim”), such Party shall promptly notify the other Party in writing within five (5) Business Days after its receipt thereof.

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(b)               Control of Response. Calithera shall have the right, but not the obligation, to initiate patent infringement litigation for such Paragraph IV Claim, [***]. If Calithera elects not to assume control over enforcing any Paragraph IV Claim, Calithera shall notify HPP as soon as practicable but in any event not later than ten (10) days before the first action required to enforce or preserve such Paragraph IV Claim so that HPP may, but shall not be required to, assume sole control over enforcing such Paragraph IV Claim using counsel of its own choice. The Parties shall reasonably cooperate in the prosecution of any Paragraph IV Claim, and share any compensation recovered as a result of such prosecution, as set forth in Section 8.3(e) above; provided that [***] in connection with such cooperation.

8.9              Consents as to Joint Inventions and Joint Patents.

(a)                During the Term, (i) High Point hereby consents to Calithera having the sole right and authority to control the licensing of the Joint Inventions and Joint Patents and having the rights to prepare, file, prosecute and maintain the Joint Inventions and Joint Patents in accordance with Section 8.2(c), and to enforce the Joint Patents in accordance with Section 8.3, and (ii) Calithera hereby consents to High Point having the right to enforce the Joint Patents in accordance with Section 8.3(c).

(b)               Following the Term:

(i)                 Subject to High Point’s rights under Section 12.5, High Point hereby consents to Calithera having the sole right to control the licensing of and prepare, file, prosecute and maintain the Joint Inventions and Joint Patents in accordance with Section 8.2(c).

(ii)               If HPP elects to receive the license set forth in Section 12.5(e)(ii), Calithera hereby consents to HPP thereafter having the sole right and authority to control the licensing of the Joint Inventions and Joint Patents solely to make, have made, use, sell, offer for sale and import the Program Molecules and Licensed Products in the Territory and having the rights to prepare, file, prosecute and maintain the Joint Inventions and Joint Patents in accordance with Sections 8.2(c) and 12.5(e)(v), and to enforce the Joint Patents in accordance with Section 12.5(e)(iii).

(iii)             Subject to the rights set forth in subclause (ii) above, Calithera and HPP shall mutually agree on the roles and responsibilities after the Term of each of them with respect to the enforcement of Joint Inventions and Joint Patents prior to either of them seeking to enforce any Joint Invention or Joint Patent.

Article IX

CONFIDENTIAL INFORMATION

9.1              Treatment of Confidential Information. During the Term and for [***] years thereafter, each Party shall maintain Confidential Information (as defined in Section 9.2) of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others (except for agents, directors, officers, employees, consultants, Affiliates and advisors (collectively, “Agents”) under obligations of confidentiality no less stringent than those contained herein) or use it for any purpose other than in connection with the conduct of the Research Program, or the Development, Manufacture or Commercialization of Program Molecules or Licensed Products pursuant to this Agreement, and each Party shall exercise reasonable efforts to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its Agents, which reasonable efforts shall be at least as diligent as those generally used by such Party in protecting its own confidential and proprietary information. Each Party will be responsible for a breach of this ARTICLE IX by its Agents. For clarity, Calithera may disclose Confidential Information of High Point (a) to Governmental Authorities (i) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Program Molecule or Licensed Product within the Territory and (ii) in order to respond to inquiries, requests or investigations by Governmental Authorities; (b) to outside consultants, scientific advisory boards, managed care organizations, and non-clinical and clinical investigators to the extent necessary to Develop or Commercialize any Program Molecule or Licensed Product; and (c) to the extent desirable to obtain Program Patent Rights to protect, or to Develop or Commercialize, any Program Molecule or Licensed Product; provided that Calithera shall obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own similar types of confidential information.

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9.2              Confidential Information. “Confidential Information” means all trade secrets or other proprietary information, including any proprietary data and materials (whether or not patentable or protectable as a trade secret), regarding a Party’s or its licensor’s technology, products, business, financial status or prospects or objectives regarding the Licensed Products, which is disclosed by a Party to the other Party. All information disclosed prior to the Effective Date by HPP to Calithera pursuant to the confidentiality agreement between Calithera and HPP dated as of June 24, 2014, the confidentiality agreement between Calithera and HPP dated as of August 12, 2014, as amended on September 30, 2014, or the material transfer agreements between Calithera and HPP, dated September 30, 2014 and November 5, 2014 (collectively, the “Confidentiality Agreements”) shall be deemed “Confidential Information” of High Point and all information disclosed prior to the Effective Date by Calithera to High Point pursuant to the Confidentiality Agreements and all results from the Research Program shall be deemed “Confidential Information” of Calithera. Notwithstanding the foregoing, there shall be excluded from the foregoing definition of Confidential Information any of the foregoing that:

(a)                either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by Third Parties without any violation of any obligation to the other Party; or

(b)               either before or after the date of the disclosure to the receiving Party, becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Agents; or

(c)                is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information as demonstrated by contemporaneous written records of the receiving Party; or

(d)               is required to be disclosed by the receiving Party to comply with applicable Laws, to defend or prosecute litigation or to comply with governmental regulations or the regulations or requirements of any stock exchange or securities commission, provided that the receiving Party promptly provides prior notice of such disclosure to the other Party and uses reasonable efforts to avoid or minimize the degree of such disclosure.

9.3              Publication Rights.

(a)                High Point shall not, and shall cause its controlled (as such word is defined in Section 1.2) Affiliates and their respective employees, consultants, contractors, licensees and agents not to, publish or publicly present any results of any preclinical or clinical studies with respect to any Program Molecule or Licensed Product without Calithera’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Calithera recognizes the importance of each Party’s ability to make publications and in the spirit of scientific advancement, in the event High Point wishes to publish or publicly present such results, High Point shall submit the proposed publication to the Development Forum sufficiently in advance of the proposed publication date to allow Calithera to review and comment on the draft. Calithera shall advise the Development Forum as to the timing of the proposed comments within thirty (30) days of submission to the Development Forum.

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(b)               During the Research Term, Calithera shall provide to High Point the opportunity to review any proposed abstracts, manuscripts or summaries of presentations that cover any Program Molecule or Licensed Product as early as reasonably practicable following Calithera’s publication of such proposed abstract, manuscript or summary for publication or presentation.

9.4              Restrictions on Material Non-Public Information. Each Party acknowledges that it is aware that the United States securities laws prohibit certain Persons who have received material, non-public information with respect to a public company from purchasing or selling securities of that public company and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. Each Party acknowledges that it is familiar with the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”); and agrees that it will neither use, nor cause or permit any person to use, any Confidential Information in contravention of the 1934 Act, including Rule l0b-5 and Rule 14e-3 thereunder, or other applicable securities laws.

Article X

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1          High Point’s Representations. High Point hereby represents and warrants as of the Effective Date as follows:

(a)                High Point has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by proper corporate action on the part of High Point. High Point has taken all other action required by Law, its certificate of incorporation or by-laws or any agreement to which it is a party or by which it or its assets are bound, to authorize such execution, delivery and (subject to obtaining all necessary governmental approvals with respect to the continued Development of Licensed Products) performance. Assuming due authorization, execution and delivery on the part of Calithera, this Agreement constitutes a legal, valid and binding obligation of High Point, enforceable against High Point in accordance with its terms.

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(b)               The execution and delivery of this Agreement by High Point and the performance by High Point, or its Affiliates or sublicensees, contemplated hereunder will not violate (subject to obtaining all necessary governmental approvals with respect to High Point’s obligations under the Research Program) any United States Law or, to High Point’s knowledge, any Law of any Governmental Authority outside the United States.

(c)                Neither the execution and delivery of this Agreement nor the performance hereof by High Point, or its Affiliates or sublicensees, requires High Point, or its Affiliates or sublicensees, to obtain any permit, authorization or consent from any Governmental Authority (subject to obtaining all necessary governmental approvals with respect to the continued Development of Licensed Products) or from any other Person, and such execution, delivery and performance by High Point, or its Affiliates or sublicensees, will not result in the breach of or give rise to any termination of, rescission, renegotiation or acceleration under or trigger any other rights under any agreement or contract to which High Point, or its Affiliates or sublicensees, as applicable, may be a party that relates to the High Point Patent Rights or the High Point Know-How, except any that would not, individually or in the aggregate, reasonably be expected to adversely affect Calithera’s rights under this Agreement or the ability of High Point, or its Affiliates or sublicensees, to perform its or their respective obligations under this Agreement.

(d)               To High Point’s knowledge, no Third Party is infringing any of the High Point Patent Rights. To the knowledge of High Point, the issued patents encompassed within High Point Patent Rights are valid and enforceable patents and no Third Party has challenged the validity or enforceability of such patents (including by way of example through the institution or written threat of institution of interference, nullity, revocation or similar invalidity proceedings before the United States Patent and Trademark Office or any equivalent foreign entity).

(e)                High Point Controls the High Point Patent Rights identified on Schedule 1.37. None of High Point’s controlled (as such term is defined in Section 1.2) Affiliates own or Control any intellectual property related to Hexokinase Inhibitors. No other Person has any right, interest or claim in or to, and High Point has not entered into any agreement granting any right, interest or claim in or to, the High Point Patent Rights or High Point Know-How, including any lien, encumbrance, charge, security interest, mortgage or other similar restriction; provided, however, that High Point makes no representation or warranty as to whether any other Person has independently developed rights to scientific or technical information or related know-how or trade secrets. High Point has entered into assignment agreements with all inventors of the High Point Intellectual Property owned by High Point and, to High Point’s knowledge, all assignments to High Point of ownership rights relating to the High Point Patent Rights owned by High Point are valid and enforceable.

(f)                Schedule 1.37 is a complete and correct list of all High Point Patent Rights in the Territory owned by or licensed to High Point as of the Effective Date.

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(g)               There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to High Point’s knowledge, threatened, against High Point in connection with any High Point Patent Rights, High Point Know-How or against or relating to the transactions contemplated by this Agreement.

(h)               The information relating to High Point’s Hexokinase program that was provided by High Point to Calithera prior to the Effective Date is, to High Point’s knowledge, true and correct in all material respects.

10.2          Calithera’s Representations. Calithera hereby represents and warrants as of the Effective Date as follows:

(a)                Calithera has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by proper corporate action on the part of Calithera. Calithera has taken all other action required by Law, its certificate of incorporation or by-laws or any agreement to which it is a party or by which it or its assets are bound to authorize such execution, delivery and (subject to obtaining all necessary governmental approvals with respect to the Development, Manufacture and Commercialization of Program Molecules and Licensed Products) performance. Assuming due authorization, execution and delivery on the part of High Point, this Agreement constitutes a legal, valid and binding obligation of Calithera, enforceable against Calithera in accordance with its terms.

(b)               The execution and delivery of this Agreement by Calithera and the performance by Calithera contemplated hereunder will not violate (subject to obtaining all necessary governmental approvals with respect to the continued Development, Manufacture and Commercialization of Program Molecules and Licensed Products) any United States Law or, to Calithera’s knowledge, any Law of any Governmental Authority outside the United States.

(c)                There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Calithera, threatened against Calithera in connection with or relating to the transactions contemplated by this Agreement.

(d)               Neither the execution and delivery of this Agreement nor the performance hereof by Calithera requires Calithera to obtain any permit, authorization or consent from any Governmental Authority (subject to obtaining all necessary governmental approvals with respect to the continued Development, Manufacture and Commercialization of Program Molecules and Licensed Products) or from any other Person, and such execution, delivery and performance by Calithera will not result in the breach of or give rise to any termination of, rescission, renegotiation or acceleration under or trigger any other rights under any agreement or contract to which Calithera may be a party that relates to the Licensed Products, Calithera Patent Rights or Calithera Know-How, except any that would not, individually or in the aggregate, reasonably be expected to adversely affect High Point’s rights under this Agreement or the ability of Calithera to perform its obligations under this Agreement.

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(e)                The information relating to Calithera’s plans for pursuing a Hexokinase program that was provided by Calithera to High Point prior to the Effective Date is, to Calithera’s knowledge, true and correct in all material respects.

10.3          Mutual Covenant. Each Party shall conduct, and shall use reasonable efforts to cause its contractors and consultants to conduct, all of its activities contemplated under this Agreement in accordance with the Act, any similar foreign Law, and all applicable Laws of the country in which such activities are conducted.

10.4          No Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. IN PARTICULAR, BUT WITHOUT LIMITATION, HIGH POINT MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY CONCERNING WHETHER ANY PROGRAM MOLECULE IS FIT FOR ANY PARTICULAR PURPOSE OR SAFE FOR USE IN HUMANS.

Article XI

INDEMNIFICATION

11.1          Indemnification in Favor of High Point. Calithera shall indemnify, defend and hold harmless the High Point Parties (as hereinafter defined) from and against any and all Losses incurred, suffered or sustained by any of the High Point Parties or to which any of the High Point Parties becomes subject, arising out of, relating to or resulting from any Third Party claim, action, suit, proceeding, liability or obligation (collectively, “Third Party Claims”) arising out of, relating to or resulting from:

(a)                any misrepresentation or breach of any representation, warranty, covenant or agreement made by Calithera in this Agreement; or

(b)               the Development, Manufacture, use or Commercialization of a Program Molecule or Licensed Product by Calithera, its Affiliates or Sublicensees, including all Third Party Claims involving (A) death or bodily injury caused or allegedly caused by the use of a Program Molecule or Licensed Product, and even if a Program Molecule or Licensed Product is altered for use for a purpose not intended or (B) any actual or alleged infringement of any trademark, Patent Right or other intellectual property right, or misappropriation of any trade secret, of any Third Party; or

(c)                the gross negligence or willful misconduct of any of the Calithera Parties (as hereinafter defined) in connection with Calithera’s performance of this Agreement.

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For purposes of this ARTICLE XI, “High Point Parties” means High Point, its Affiliates and their respective licensors, agents, directors, officers, employees and shareholders.

The indemnification obligations set forth in this Section 11.1 shall not apply to the extent that any Loss is the result of a breach of this Agreement by High Point or, with respect to any indemnitee, the gross negligence or willful misconduct of such indemnitee.

11.2          Indemnification in Favor of Calithera. High Point shall indemnify, defend and hold harmless the Calithera Parties from and against any and all Losses incurred, suffered or sustained by any of the Calithera Parties or to which any of the Calithera Parties becomes subject, arising out of, relating to or resulting from any Third Party Claim arising out of, relating to or resulting from:

(a)                any misrepresentation or breach of any representation, warranty, covenant or agreement made by High Point in this Agreement; or

(b)               the gross negligence or willful misconduct of any of the High Point Parties in connection with High Point’s performance of its obligations under this Agreement.

For purposes of this ARTICLE XI, “Calithera Parties” means Calithera, its Affiliates and their respective agents, directors, officers, employees and shareholders.

The indemnification obligations set forth in this Section 11.2 shall not apply to the extent that any Loss is the result of a breach of this Agreement by Calithera or, with respect to any indemnitee, the gross negligence or willful misconduct of such indemnitee.

11.3          General Indemnification Procedures.

(a)                A Person seeking indemnification pursuant to this ARTICLE XI (an “Indemnified Party”) shall give prompt notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) of the commencement or assertion of any Third Party Claim (which in no event includes any claim by any Calithera Party or any High Point Party) in respect of which indemnity may be sought hereunder, shall give the Indemnifying Party such information with respect to any indemnified matter as the Indemnifying Party may reasonably request, and shall not make any admission concerning any Third Party Claim, unless such admission is required by applicable Law or legal process, including in response to questions presented in depositions or interrogatories. Any admission made by the Indemnified Party or the failure to give such notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the ability of the Indemnifying Party to defend such Third Party Claim is prejudiced thereby (and no admission required by applicable Law or legal process shall be deemed to result in prejudice). The Indemnifying Party shall assume and conduct the defense of such Third Party Claim, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Subject to the initial and continuing satisfaction of the terms and conditions of this ARTICLE XI, the Indemnifying Party shall have full control of such Third Party Claim, including settlement negotiations and any legal proceedings. If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 11.3, the Indemnified Party may defend the Third Party Claim. If both Parties are Indemnifying Parties with respect to the same Third Party Claim, the Parties shall determine by mutual agreement, within twenty (20) days following their receipt of notice of commencement or assertion of such Third Party Claim (or such lesser period of time as may be required to respond properly to such claim), which Party shall assume the lead role in the defense thereof. Should the Indemnifying Parties be unable to mutually agree on which of them shall assume the lead role in the defense of such Third Party Claim, both Indemnifying Parties shall be entitled to participate in such defense through counsel of their respective choosing.

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(b)               Any Indemnified Party or Indemnifying Party not managing the defense of a Third Party Claim shall have the right to participate in (but not control), at its own expense (subject to the immediately succeeding sentence), the defense. The Indemnifying Party managing the defense shall not be liable for any litigation cost or expense incurred, without its consent, by the Indemnified Party (or an Indemnifying Party not managing the defense) where the action or proceeding is under the control of such Indemnifying Party; provided, however, that if the Indemnifying Party managing the defense fails to take reasonable steps necessary to defend such Third Party Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party managing the defense will be liable for all reasonable costs or expenses paid or incurred in connection therewith.

(c)                The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment against an Indemnified Party arising from any such Third Party Claim to the extent such Third Party Claim involves equitable or other non-monetary relief from the Indemnified Party. No Party shall, without the prior written consent of the other Party or the Indemnified Party, enter into any compromise or settlement that commits the other Party or the Indemnified Party to take, or to forbear to take, any action.

(d)               The Parties shall cooperate in the defense or prosecution of any Third Party Claim and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

(e)                Any indemnification hereunder shall be made net of any insurance proceeds actually recovered by the Indemnified Party from unaffiliated Third Parties; provided, however, that if, following the payment to the Indemnified Party of any amount under this ARTICLE XI, such Indemnified Party recovers any such insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such net indemnification payment) to the Indemnifying Party.

(f)                The Parties agree and acknowledge that the provisions of this ARTICLE XI represent the Indemnified Party’s exclusive recourse with respect to any Losses for which indemnification is provided to the Indemnified Party under this ARTICLE XI.

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Article XII

TERM AND TERMINATION

12.1          Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as provided in this ARTICLE XII, shall continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis until there is no remaining royalty obligation in such country with respect to such Licensed Product, at which time this Agreement shall expire in its entirety with respect to such Licensed Product in such country. The Term shall expire on the date the Agreement has expired with respect to all Licensed Products in all countries in the Territory.

12.2          Termination for Convenience. Calithera shall have the right to terminate this Agreement or the Research Program, at any time and for any reason, upon ninety (90) days’ prior written notice to High Point. If Calithera terminates this Agreement under this Section 12.2, then the provisions of Section 12.5 shall apply.

12.3          Termination for Breach. In the event of a material breach of this Agreement by a Party, Calithera or HPP, as applicable, may give the Party in default notice requiring it to cure such default. If such material breach is not cured within [***] days after receipt of such notice, within [***] days in the case of a payment breach, or within [***] days in the case of a breach of diligence obligations as set forth in ARTICLE VI, Calithera or HPP, as applicable, shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement or under applicable Law) to terminate this Agreement by giving written notice to the defaulting Party, with such termination to take effect immediately. The right of Calithera or HPP to terminate this Agreement as set forth in this Section 12.3 shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default. If HPP terminates this Agreement under this Section 12.3, then the consequences set forth in Section 12.5 shall apply. In the event that a Party is notified by Calithera or HPP, as applicable, under this Section 12.3 that such Party (as applicable, the “Defaulting Party”) has materially breached this Agreement, and such breach was caused by a sublicensee of the Defaulting Party, and such breach is by its nature curable, then the Defaulting Party shall have an additional [***] days after the applicable cure period set forth in the second sentence of this Section 12.3 to cure such breach.

12.4          Termination for Insolvency. This Agreement may be terminated by Calithera or HPP upon written notice to the other if (a) the other Party (HPP or Calithera, respectively) shall make an assignment for the benefit of its creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (b) if there shall have been filed against HPP or Calithera, respectively, any such bona fide petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered or that remains undismissed or unstayed for a period of [***] days or more; or (c) if HPP or Calithera, respectively, by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged or unstayed for a period of [***] days or more. Termination shall be effective upon the date specified in such notice. If HPP terminates this Agreement under this Section 12.4, then the provisions of Section 12.5 shall apply. If Calithera terminates this Agreement under this Section 12.4, then the provisions of Section 12.6 shall apply.

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12.5          Consequences of Certain Terminations by the Parties. If this Agreement is terminated by Calithera under Section 12.2, or by HPP under Section 12.3 or 12.4, then the license granted to Calithera in Section 2.1 shall terminate, and for a period of [***] days after such termination, HPP shall have the exclusive right to elect, via written notice(s) to Calithera, to acquire, license or gain access to all or a portion of the following as set forth in such notice(s). To the extent reasonably accessible and without additional unreimbursed out-of-pocket cost to Calithera, for a reasonable period of time, not to exceed [***] but no less than [***] after HPP’s election under this Section 12.5, Calithera shall provide such elected items and perform such elected activities, subject to applicable Third Party agreements or legal obligations, including to clinical sites, patients, institutional review boards, or Third Party vendors, as to whom Calithera shall provide reasonable letters of introduction as requested by HPP; provided that Calithera may keep a copy of all documents for its records or a sample of any materials:

(a)                Regulatory Matters. Ownership of all regulatory filings and Regulatory Approvals relating to the Program Molecules and the Licensed Products, and copies of related material correspondence with Regulatory Authorities, as maintained as of the effective date of termination, and performance by Calithera of the activities set forth on Schedule 12.5(a), subject to reimbursement of reasonable internal costs of Calithera for such transfer, with the reasonable internal rate for Calithera employees’ time not to exceed [***] per hour; provided that the first [***] hours of Calithera employees’ time devoted to activities under this Section 12.5(a) shall not be subject to reimbursement;

(b)               Pre-clinical and Clinical Matters. All pre-clinical and clinical data, including pharmacology and biology data, specifically relating to Program Molecules and Licensed Products, but excluding any comparison data or business analysis, and performance by Calithera of the activities set forth on Schedule 12.5(b) in each case to the extent in Calithera’s possession or control or, if not in Calithera’s possession or control, to the extent Calithera’s standard operating procedures provide for their preparation;

(c)                High Point Documents and Materials. All documents and materials received from High Point;

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(d)               Manufacturing Matters. Subject to (x) Calithera Patent Rights (which shall be licensed pursuant to Section 12.5(e) below) and (y) Calithera’s proprietary information and systems developed independently of this Agreement, subject to applicable agreements or legal obligations including to clinical sites, patients, institutional review boards, or third-party vendors, provided that Calithera may keep a copy of all documents for its records or a sample of any materials:

(i)                 assignment of each manufacturing agreement for Program Molecules or Licensed Products to HPP (or, where such agreement is not specific to Program Molecules or Licensed Products, the benefit thereof);

(ii)               cooperation with HPP in reasonable respects to transfer manufacturing documents and materials which are used (at the time of the termination) by Calithera exclusively in the Manufacture of Program Molecules and Licensed Products to the extent such manufacturing documents and materials are not obtained by HPP pursuant to paragraph (i) above;

(iii)             cooperation with HPP in reasonable respects to transfer manufacturing technologies Controlled by Calithera which are used (at the time of the termination) exclusively in the Manufacture of Program Molecules and Licensed Products to the extent such manufacturing documents and materials are not obtained by HPP pursuant to paragraphs (i) and (ii) above, provided that HPP shall pay Calithera’s reasonable internal rates and expenses to provide such requested assistance, with the reasonable internal rate for Calithera employees’ time not to exceed [***] per hour; provided that the first [***] hours of Calithera employees’ time devoted to activities under this Section 12.5(d)(iii) shall not be subject to reimbursement;

(iv)             Calithera’s then existing inventory of Program Molecules and Licensed Products to HPP, at [***], but only if the following conditions have been met: (A) such Program Molecules and Licensed Products meet the applicable release specifications; (B) Calithera does not reasonably believe the continued use of such Program Molecules and Licensed Products cause safety concerns; and (C) HPP shall not place into commerce products marked with Calithera’s House Marks as defined in Section 12.5(f) below;

(v)               in the event this Agreement is terminated after Initiation of a Phase III Clinical Trial of a Licensed Product, use of Commercially Reasonable Efforts using Calithera’s then existing manufacturing facilities and equipment to Manufacture and supply HPP’s requirements of such Licensed Product for a period of no longer than [***] after the effective date of termination, at [***], provided that HPP shall not place into commerce products marked with Calithera’s House Marks as defined in Section 12.5(f) below;

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(e)                License Grant. At HPP’s option, to be exercised no later than [***] days after the effective date of termination:

(i)                 Effective upon the date of termination by Calithera under Section 12.2, or by HPP under Section 12.3 or 12.4, Calithera shall and hereby does grant to HPP a non-exclusive, fully paid-up, non-royalty-bearing, irrevocable, perpetual license, with the right to grant sublicenses under multiple tiers, under the Calithera Know-How solely to the extent required to make, have made, use, sell, offer for sale and import the Program Molecules and the Licensed Products in the Territory; provided that with respect to any Calithera Know-How that Calithera acquired from another Person (by license or otherwise), Calithera shall only be required to grant to HPP a license to such Calithera Know-How to the extent permitted under its agreement with such Person, and, after the effective date of termination, HPP shall pay Calithera or such Person any payment that becomes due to such Person arising from the activities of HPP, its Affiliates or sublicensees relating to the Program Molecules and Licensed Products; provided further that HPP shall execute mutually acceptable documentation to effectuate such agreement;

(ii)               Effective upon the date of termination by Calithera under Section 12.2, or by HPP under Section 12.3 or 12.4, Calithera shall and hereby does grant to HPP an exclusive, royalty-bearing, irrevocable, perpetual license, with the right to grant sublicenses under multiple tiers (A) under the Program Patent Rights solely to the extent required to make, have made, use, sell, offer for sale and import Program Molecules and Licensed Products in the Territory, and (B) under the Calithera Patent Rights (that are not Program Patent Rights and that are actually used in the discovery, Development, Commercialization or Manufacture of any Program Molecule or Licensed Product) solely to the extent required to make, have made, use, sell, offer for sale and import the Program Molecules and the Licensed Products in the Territory. In consideration of such license, HPP shall pay to Calithera following the effective date of termination a royalty equal to (y) [***] of the royalties set forth in Section 7.6 of net sales of such Licensed Products, if such termination [***] or (x) [***] of the royalties set forth in Section 7.6 of net sales of such Licensed Products, if such termination [***] (in each case with (1) such net sales being determined by applying the definitions of Net Sales mutatis mutandis to any sales of such Licensed Products by HPP, its Affiliates or sublicensees, and (2) the duration of such royalty payments being, on a country-by-country basis, the period commencing on the first commercial sale by HPP, its Affiliates or sublicensees in such country and ending on the date on which the manufacture, use, sale, offer for sale or importation of such Program Molecules or such Licensed Products in such country ceases to be Covered by a valid claim of the Calithera Patent Rights or Program Patent Rights (with valid claim to be determined by applying the definition of Valid Claim to Calithera Patent Rights or Program Patent Rights) in such country; provided that, with respect to any Calithera Patent Rights that Calithera acquired from another Person (by license or otherwise), Calithera shall only be required to grant to HPP a license to such Calithera Patent Rights to the extent permitted under its agreement with such Person, and, after the effective date of termination, HPP shall pay Calithera or such Person any payment that becomes due to such Person arising from the activities of HPP, its Affiliates or sublicensees relating to such Program Molecules or such Licensed Products; provided further that HPP shall execute mutually acceptable documentation to effectuate such agreement;

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(iii)             With respect to enforcement of any Calithera Patent Rights or Program Patent Rights (including Joint Patents) licensed to HPP pursuant to Section 12.5(e)(ii) above, HPP shall have the same rights as Calithera has with respect to High Point Patent Rights pursuant to Section 8.3, but only with respect to infringement that involves the making, using, selling, offering for sale and importing of a product by a Third Party that contains a Hexokinase Inhibitor in the Field in the Territory;

(iv)             If Calithera determines to abandon in all or any portion of the Territory any Calithera Patent Right (other than a Joint Patent) licensed to HPP pursuant to Section 12.5(e)(ii) (the “Abandoned Calithera Patent”), Calithera shall notify HPP of such determination, no later than thirty (30) days before any deadline for further action to avoid abandonment.

(A)             In the case of any pending application for an Abandoned Calithera Patent, if HPP wishes to continue to prosecute such Abandoned Calithera Patent in such Territory, Calithera may elect to continue to prosecute such Abandoned Calithera Patent in such Territory or allow HPP to have the sole right, but not the obligation, to continue to prosecute such Abandoned Calithera Patent [***]. HPP may only elect to continue to prosecute such Abandoned Calithera Patent that exclusively relates to Program Molecules or Licensed Products. To the extent permitted by applicable Laws, a patent application that relates to, but does not exclusively relate to, the Program Molecules or Licensed Products, will be split such that the claims of the patent application only recite subject matter exclusively related to Program Molecules or Licensed Products. Divisionals or other patent applications that do not specifically relate to Program Molecules or Licensed Products shall be excluded from the Calithera Patent Rights licensed to HPP pursuant to Section 12.5(e)(ii).

(B)              In the case of any issued Abandoned Calithera Patent, if HPP wishes to continue to maintain such Abandoned Calithera Patent in such Territory, Calithera may elect to continue to maintain such Abandoned Calithera Patent in such Territory or allow HPP to have the sole right, but not the obligation, to continue to maintain the Abandoned Calithera Patent [***].

(C)              If either Party elects to continue to prosecute and maintain any Abandoned Calithera Patent, the other Party shall reasonably cooperate to transfer such prosecution and maintenance of such Abandoned Calithera Patent;

(v)               Calithera shall have the right under Section 8.2(c) to regain control of prosecution and maintenance of any Abandoned Joint Patent licensed to HPP at any time, subject to [***] and [***] for such Abandoned Calithera Patent. If either Party elects to maintain any Abandoned Calithera Patent, the other Party shall reasonably cooperate to transfer such maintenance and prosecution thereof;

(vi)             The roles of HPP and Calithera with respect to patent term extensions under Section 8.5 shall be reversed;

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(vii)           If Calithera becomes aware of any certification filed pursuant to 21 U.S. C. § 355(b)(2)(A) or 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any Calithera Patent Rights (including an Abandoned Calithera Patent and Joint Patents, including an Abandoned Joint Patent) licensed to HPP pursuant to Section 12.5(e)(ii) are invalid or otherwise unenforceable, or that infringement will not arise from the manufacture, use, import or sale of a product by a Third Party, Calithera shall promptly notify HPP in writing within five (5) Business Days after its receipt thereof;

(f)                Assignment of Trademark. Calithera agrees to and hereby assigns to HPP of all of Calithera’s right, title and interest in any trademark used solely in connection with the Licensed Products, provided that said assignment shall not include any trademark relating to the name ‘Calithera’ or the business names or trade names of any of Calithera’s Affiliates or Sublicensees (“House Marks”).

(g)               Limitation on Remedy. In the event this Agreement is terminated by Calithera under Section 12.2, or by High Point under Section 12.3 or 12.4, and HPP elects to obtain any of the items under Section 12.5 then the fair market value of such items obtained by HPP shall be deducted from any damages to which High Point may otherwise be entitled hereunder in connection with such termination.

12.6          Payment of Balance of Quarterly Research Fees.

(a)                If Calithera terminates this Agreement or the Research Program during the Research Program Term pursuant to Section 12.2, then HPP shall retain all Quarterly Research Fees paid by Calithera under Section 7.2 prior to the effective date of such termination, and [***] the effective date of such termination, which Quarterly Research Fee shall be [***] the Research Program [***] (or [***] the Research Program) [***] the date of termination and shall be [***] Quarterly Research Fee [***].

(b)               If Calithera terminates this Agreement or the Research Program during the Research Program Term pursuant to Section 12.3 or 12.4, then HPP shall retain all Quarterly Research Fees paid by Calithera under Section 7.2 prior to the effective date of such termination

(c)                For purposes of clarity, a termination of the Research Program shall not constitute a termination of the Agreement, unless explicitly stated in such termination notice.

12.7          Unblock License. Upon termination or expiration of this Agreement (other than a termination by High Point pursuant to Section 12.3 or 12.4), High Point shall and hereby does grant to Calithera a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, non-exclusive license, with the right to grant sublicenses under multiple tiers, under the High Point Sole Inventions conceived under the Research Program, provided that if HPP exercises its option to obtain the license set forth in Section 12.5(e)(ii), Calithera shall have no rights under the license granted under this Section 12.7 to make, have made, use, sell, offer for sale or import Program Molecules or Licensed Products in the Field in the Territory.

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12.8          Effect of Termination and Expiration; Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release either Party from any liability that, at the time of such termination, has already accrued or that is attributable to a period prior to such termination (including payment obligations accrued prior to the effective date of termination pursuant to Sections 7.4, 7.5 or 7.6) nor preclude either Party from pursuing any right or remedy it may have hereunder or at Law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to seek injunctive relief as a remedy for any such breach. HPP shall have no obligation to repay any Quarterly Research Fee paid pursuant to Section 7.2 following any termination of this Agreement.

12.9          Survival. The rights and obligations set forth in this Agreement shall extend beyond the Term or termination of this Agreement only to the extent expressly provided for in this Agreement or to the extent required to give effect to a termination of this Agreement or the consequences of a termination of this Agreement as expressly provided for in this Agreement. Without limiting the generality of the foregoing, it is agreed that the provisions of ARTICLE I, Sections 2.3, 7.6(b) (with respect to the fully paid-up license granted therein), 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 8.1, 8.2(a), 8.2(c) (and with respect to Calithera Patent Rights, Joint Patents and Joint Inventions, only, and subject to Sections 8.9(b) and 12.5(e), Sections 8.2(d), 8.3, 8.4, 8.7 and 8.8), 8.5 (subject to Section 12.5(e)(vi)), 8.9(b), 9.1, 9.2, 9.4, 11.1, 11.2, 11.3, 12.5, 12.6, 12.7, 12.8, 12.9, 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, 13.10, 13.11, 13.12, 13.13, 13.14, 13.15, 13.16 and 13.17 shall survive expiration or termination of this Agreement for any reason.

Article XIII

MISCELLANEOUS

13.1          Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws rules.

13.2          Jurisdiction. Each Party (a) irrevocably submits to the exclusive jurisdiction in any state or federal court sitting in Wilmington, Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Either Party may serve any process required by such Courts by way of notice under this Agreement pursuant to Section 13.4.

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13.3          Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision. No delay or omission by a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder shall operate as a waiver of any right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

13.4          Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address specified in this Section 13.4 and shall be: (a) delivered personally; (b) sent by registered or certified mail, return receipt requested, postage prepaid; (c) sent via a reputable nationwide overnight courier service; or (d) sent by facsimile transmission. Any such notice, instruction or communication (except as provided expressly herein) shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).

Notices to Calithera shall be addressed to:

Calithera Biosciences Inc.
343 Oyster Point Blvd #200
South San Francisco, CA 94080
Attention: Curtis Hecht
Vice President, Business and Corporate Development
Facsimile: (650) 588-5272

with a copy to:

Calithera Biosciences Inc.
343 Oyster Point Blvd #200
South San Francisco, CA 94080
Attention: Terri Davis
Associate Director, Intellectual Property and Legal Affairs
Facsimile: (650) 319-8093

and

Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, MA 02210-2600
Attention: Hemmie Chang
Facsimile: 617-832-7000

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Notices to High Point shall be addressed to:

High Point Pharmaceuticals, LLC
4170 Mendenhall Oaks Parkway
High Point, NC 27265
Attention: President
Facsimile: 336-841-0310

with a copy to:

TransTech Pharma LLC
4170 Mendenhall Oaks Parkway
High Point, NC 27265
Attention: President
Facsimile: 336-841-0310

Either Party may change its address by giving notice to the other Party in the manner provided above.

13.5          Entire Agreement. This Agreement (including Schedules) contains the complete understanding of the Parties with respect to the research, Development, Manufacture and Commercialization of Program Molecules and Licensed Products and supersedes all prior understandings and writings relating to such subject matter. In particular, and without limitation, it supersedes and replaces the Confidentiality Agreements and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date.

13.6          Headings. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

13.7          Severability. If any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction because it is invalid or conflicts with any Law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. In such event, the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

13.8          Registration and Filing of the Agreement. To the extent a Party determines in good faith that it is required by applicable Law to publicly file, register or notify this Agreement with a Governmental Authority, including public filings pursuant to securities Laws, it shall provide the proposed redacted form of the Agreement to the other Party a reasonable amount of time prior to filing for the other Party to review such draft and propose changes to such proposed redactions. The Party making such filing, registration or notification shall incorporate any proposed changes timely requested by the other Party, absent a substantial reason to the contrary, and shall use commercially reasonable efforts to seek confidential treatment for any terms that the other Party timely requests be kept confidential, to the extent such confidential treatment is reasonably available consistent with applicable Law. Each Party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

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13.9          Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by Calithera, HPP or TransTech (the “Assignor”) without the consent of the other Party; provided, however, that an Assignor may, without such consent, assign this Agreement, in whole or in part: (i) to any of its Affiliates, provided that the Assignor shall remain jointly and severally liable with such Affiliate in respect of all obligations so assigned or transferred and such Affiliate has acknowledged and confirmed in writing that, effective as of such assignment or other transfer, such Affiliate shall be bound by this Agreement as if it were a party to it as and to the identical extent applicable to the Assignor; or (ii) to any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates, provided that such successor agrees in writing to be bound by the terms of this Agreement as if it were the Assignor and to assume all obligations of the Assignor under this Agreement. Any purported assignment or transfer in violation of this Section 13.9 shall be void. Notwithstanding the foregoing provisions of this Section 13.9, each Party acknowledges and agrees that the other Party may satisfy any of its performance obligations under this Agreement through permitted sublicensees in accordance with Section 2.1(b) or 2.2(b).

13.10      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Such counterparts may be exchanged by facsimile or PDF (provided that each executed counterpart is transmitted in one complete transmission or electronic mail message). Where there is an exchange of executed counterparts by facsimile or PDF, each Party shall be bound by the Agreement notwithstanding that original copies of the Agreement may not be exchanged immediately. The Parties shall cooperate after execution of the Agreement and exchange by facsimile or PDF to ensure that each Party obtains an original executed copy of this Agreement with reasonable promptness.

13.11      Force Majeure. No Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no Party shall be deemed in breach of its obligations, if such failure or delay is due to a natural disaster, explosion, fire, flood, tornadoes, thunderstorms, earthquake, war, terrorism, riots, embargo, losses or shortages of power, labor stoppage, substance or material shortages, damage to or loss of product in transit, events caused by reason of Laws of any Governmental Authority, events caused by acts or omissions of a Third Party, or any other cause reasonably beyond the control of such Party.

13.12      Press Releases and Other Disclosures. The Parties hereby each approve the forms of separate press releases set forth in Schedule 13.12 hereto and will cooperate in the release thereof as soon as practicable after the Effective Date. The Parties also recognize that each Party may from time to time desire to issue additional press releases and make other public statements or disclosures regarding the subject matter of this Agreement. In such event, subject to Section 9.4, the Party desiring to issue an additional press release or make a public statement or disclosure shall provide the other Party with a copy of the proposed press release, statement or disclosure for review and approval in advance, which advance approval shall not be unreasonably withheld, conditioned or delayed (except that neither Party shall have any obligation to disclose Confidential Information except to the extent required or permitted pursuant to ARTICLE IX). No other public statement or disclosure concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either Party, without first obtaining the written approval of the other Party. Once any public statement or disclosure has been approved in accordance with this Section, then either Party may appropriately communicate information contained in such permitted statement or disclosure. Notwithstanding the foregoing provisions of this Section 13.12 or of ARTICLE IX, a Party may (a) disclose the existence and terms of the this Agreement where required, as reasonably determined by the disclosing Party, by applicable Law, by applicable stock exchange regulation or by order or other ruling of a competent court, (b) disclose the existence and terms of this Agreement under obligations of confidentiality to agents, advisors, contractors, investors and sublicensees, and to potential agents, advisors, contractors, investors and sublicensees, in connection with such Party’s activities hereunder and in connection with such Party’s financing activities and (c) publicly announce any of the matters set forth in Schedule 13.12, provided that such announcements do not entail disclosure of non-public technical or scientific information (which, for purposes of clarity, excludes clinical trial results) and the announcing Party provides the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release or publication thereof to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

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13.13      Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than an indemnitee under ARTICLE XI. No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.

13.14      Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other, except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said other Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship under this Agreement of each Party to the other Party shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers between the Parties.

13.15      Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

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13.16      Construction. Each Party acknowledges that it has been advised by counsel during the course of negotiation of this Agreement, and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause or Schedule shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause or Schedule, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) wherever used, the use of any gender will be applicable to all genders, (b) the word “or” is used in the inclusive sense (and/or), (c) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (d) any reference to any Laws refers to such Laws as from time to time enacted, repealed or amended, (e) the words “herein”, “hereof” and hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (f) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, and (g) all dollar ($) amounts specified herein are United States dollar amounts.

13.17      No Consequential or Punitive Damages. NEITHER PARTY WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 13.17 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT WITH RESPECT TO THIRD PARTY CLAIMS, OR WITH RESPECT TO THE INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS OR CONFIDENTIAL INFORMATION.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

CALITHERA BIOSCIENCES INC.		HIGH POINT PHARMACEUTICALS, LLC
By:	/s/ Susan Molineaux	By:	/s/ Stephen L. Holcombe
Name:	Susan Molineaux, Ph.D.	Name:	Stephen L. Holcombe
Title:	President & CEO	Title:	President & CFO

TRANSTECH PHARMA LLC
		By:	/s/ Stephen L. Holcombe
		Name:	Stephen L. Holcombe
		Title:	President & CFO

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Schedule 1.33

Hexokinase Inhibitor Assay

[***]

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Schedule 1.37

High Point Patent Rights

File No.	Application No.	Filing Date	Assignee	Title	Status
[***]	[***]	[***]	[***]	[***]	[***]

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File No.	Application No.	Filing Date	Assignee	Title	Status
[***]	[***]	[***]	[***]	[***]	[***]

54

Schedule 1.66

Research Plan

[***]

55

[***]

56

[***]

57

Schedule 7.2

(a)

Maximum Number of FTEs during Research Program Term	FTE Rate	Maximum Annual Payment by Calithera	Maximum Quarterly Payment by Calithera (Prorated for four (4) FTEs)
Four (4)	$275,000	$1,100,000	$275,000

(b)

Minimum Number of FTEs during Research Program Term	FTE Rate	Minimum Annual Payment by Calithera	Minimum Quarterly Payment by Calithera (Prorated for three (3) FTEs)
[***]	$275,000	$[***]	$[***]

(c)

	Q1	Q2	Q3	Q4
Minimum Fee (Prorated for [***] FTEs)	$[***]	$[***]	$[***]	$[***]
Maximum Fee (Prorated for four (4) FTEs)	$275,000	$275,000	$275,000	$275,000

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Schedule 7.10

HPP Wiring Instructions

Account Name:	High Point Pharmaceuticals LLC
Account Number:	[***]
Routing Number:	[***] (for domestic transfers)
SWIFT Code:	[***] (for international transfers)

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Schedule 12.5(a)

Transition of Regulatory Matters

[***]

60

Schedule 12.5(b)

Transition of Pre-Clinical and Clinical Matters

[***]

61

[***]

62

[***]

63

[***]

64

[***]

65

[***]

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Schedule 13.12

Press Releases

Calithera Biosciences Gains Exclusive, Worldwide License to TransTech Pharma’s Hexokinase II Inhibitor Program

South San Francisco, Calif., March 05, 2015 --(GLOBE NEWSWIRE)-- Calithera Biosciences, Inc. (NASDAQ:CALA), a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer, announced today an exclusive global license agreement with TransTech Pharma, a clinical stage pharmaceutical company, granting Calithera exclusive world-wide rights to research, develop and commercialize TransTech’s portfolio of hexokinase II inhibitors. Hexokinase II is the first and rate-limiting enzyme in the pathway that enables cancer cells to convert glucose to energy and building blocks that feed cancer cell growth. Under the terms of the agreement, Calithera will obtain exclusive, worldwide rights to TransTech’s hexokinase II inhibitors for research, development and commercialization. TransTech will receive an upfront payment and will be eligible to receive future development and commercialization milestones as well as royalties on sales of approved products.

“TransTech’s hexokinase II inhibitor program will further expand Calithera’s portfolio of pre-clinical programs and solidify our leadership in the area of tumor metabolism drug research and development as we are now able to target two essential nutrients that cancer cells rely on for growth and survival: glutamine and glucose,” said Susan M. Molineaux, CEO, Calithera Biosciences. “We believe we can apply our expertise to rapidly advance TransTech’s potent small-molecule hexokinase II inhibitors into the clinic to become our third potential first-in-class therapy for cancer patients.”

About Tumor Metabolism and Hexokinase II Inhibitors

The field of tumor metabolism seeks to exploit the unique ways in which cancer cells take up and utilize nutrients in order to grow and proliferate. Cancer cells have altered cellular metabolic pathways to acquire and utilize these nutrients and redirect them to provide the necessary building blocks for growth. When these metabolic pathways are blocked, cancer cells are essentially starved of critical nutrients and stop growing or die, whereas normal cells are largely unaffected.

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Most cancer cells have increased uptake of the sugar glucose relative to surrounding normal cells. This phenomenon forms the basis for the widely used tumor imaging procedure known as 18F-2-deoxyglucose (FDG)/PET. Tumors take up more FDG, a radioactive glucose analog, than the surrounding normal tissue and this differential can be visualized with PET imaging. Not only do tumors take up more glucose, but they also utilize the nutrient in a unique way. Tumors convert glucose into lactic acid in a process known as aerobic glycolysis or the “Warburg effect”, a route rarely utilized in normal cells. This unique uptake and processing of glucose by tumors relative to normal tissue creates an opportunity to selectively target tumors by cutting off their ability to use this fuel.

In many cancers, hexokinase II is over expressed and has been linked to more aggressive and invasive tumors. Pre-clinical studies in mice have confirmed that the reduction of hexokinase II activity through genetic deactivation (siRNA knockdown studies) results in a significant reduction of tumor growth. The hexokinase inhibitors in-licensed from TransTech may provide an opportunity to inhibit the unique way cancer cells utilize glucose, and the overall Warburg effect, which could result in new treatments for cancer.

About Calithera Biosciences

Calithera Biosciences, Inc. is a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer. Calithera’s lead product candidate, CB-839, an orally bioavailable inhibitor of glutaminase, is currently being evaluated in three Phase 1 clinical trials in solid and hematological cancers. Calithera is headquartered in South San Francisco. For more information about Calithera, please visit www.calithera.com.

About TransTech Pharma

TransTech Pharma, LLC is a privately held, clinical-stage pharmaceutical company focused on the discovery and development of human therapeutics to fill unmet medical needs. The Company’s high-throughput drug discovery platform, Translational Technology®, translates the functional modulation of human proteins into safe and effective medicines. TransTech Pharma, LLC has a pipeline of small-molecule clinical and pre-clinical drug candidates for the treatment of a wide range of human diseases, including central nervous system disorders, diabetes and metabolic disorders, inflammation and oncology. For further company information, visit http://www.ttpharma.com

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Forward-Looking Statements

This news release contains forward-looking statements by Calithera that involve risks and uncertainties. These statements include those related to Calithera’s ability to rapidly advance TransTech’s potent small-molecule hexokinase II inhibitors into the clinic; that hexokinase II inhibitors may have therapeutic potential in the treatment of cancer; and the potential of tumor metabolism pathways to be transformational in the treatment of cancer. Actual results may differ from Calithera’s expectations and important factors that could cause actual results to differ materially. Calithera’s hexokinase II inhibitor program or other potential product candidates that Calithera develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all. In addition, clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release. Such product candidates may not be beneficial to patients or successfully commercialized. The failure to meet expectations with respect to any of the foregoing matters may have a negative effect on Calithera’s stock price. Additional information concerning these and other risk factors affecting Calithera’s business can be found in Calithera’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 and other periodic filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Calithera disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SOURCE: Calithera Biosciences, Incorporated

CONTACT:

Jennifer McNealey

Calithera Biosciences, Inc.

ir@Calithera.com

650-870-1071

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Schedule 13.12 (cont’d)

Press Releases

TransTech Pharma and Calithera Biosciences Enter Into Worldwide Licensing Agreement for Hexokinase II Inhibitor Program

High Point, NC, March 05, 2015 - TransTech Pharma, LLC today announced a global licensing agreement granting Calithera Biosciences, Inc. exclusive world-wide rights to research, develop and commercialize TransTech’s portfolio of hexokinase II inhibitors. TransTech will receive an upfront payment and will be eligible to receive future development and commercialization milestones as well as royalties on sales of approved products.

Hexokinase II is the first enzyme in the pathway that enables cancer cells to convert glucose to energy and building blocks required for cancer cell growth. The Warburg effect describes the particular reliance of cancer cells on glycolysis for energy and tumor cell survival. FDG-PET imaging of cancer and diagnosis in the clinic exploits the Warburg effect by detection of increased uptake of a glucose analogue by cancer cells. Increased glycolysis has been posited to be an essential part of carcinogenesis, conferring a significant growth advantage as well as promoting typical tumor progression making it a new promising modality for treatment of cancer.

“We are excited to be partnering our hexokinase II program with Calithera. We selected Calithera because of their specific expertise and focus in tumor metabolism research and development and look forward to our continued partnership. This portfolio of hexokinase II inhibitors was discovered using our Translational Technology® which has also been utilized in the discovery of our other clinical and preclinical programs,” said Stephen L. Holcombe, President and CFO, TransTech Pharma, LLC.

About TransTech Pharma, LLC

TransTech Pharma, LLC is a privately held, clinical-stage pharmaceutical company focused on the discovery and development of human therapeutics to fill unmet medical needs. The Company’s high-throughput drug discovery platform, Translational Technology®, translates the functional modulation of human proteins into safe and effective medicines. TransTech Pharma, LLC has a pipeline of small-molecule clinical and pre-clinical drug candidates for the treatment of a wide range of human diseases, including Alzheimer’s disease, diabetes and other metabolic disorders, inflammation and oncology. For further company information, visit http://www.ttpharma.com

About Calithera Biosciences, Inc.

Calithera Biosciences, Inc. (NASDAQ:CALA) is a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer. Calithera’s lead product candidate, CB-839, an orally bioavailable inhibitor of glutaminase, is currently being evaluated in three Phase 1 clinical trials in solid and hematological cancers. Calithera is headquartered in South San Francisco. For more information about Calithera, please visit www.calithera.com.

Contact:

TransTech Pharma, LLC
Nura Strong
336-841-0300 ext 164
nstrong@ttpharma.com

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